UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AMYLYX PHARMACEUTICALS, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AMYLYX PHARMACEUTICALS, INC.

55 Cambridge Parkway, Suite 6W

Cambridge, MA 02142

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Amylyx Pharmaceuticals, Inc., will be held online on June 4, 2026, at 9:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting, which will be conducted via live webcast. We are utilizing a virtual-only meeting format in order to leverage technology to enhance stockholder access to the Annual Meeting by enabling attendance and participation from any location. We believe that the virtual-only meeting format will give stockholders the opportunity to participate fully and equally, and without cost, and to exercise the same rights as if they had attended an in-person meeting. You may attend and participate in the meeting by visiting www.meetnow.global/M75QLG2, where you will be able to vote electronically and submit questions prior to and during the meeting. The purposes of the Annual Meeting are the following:

1.
to elect two directors to our board of directors, each to serve as a Class II director until the 2029 annual meeting of stockholders and until their successor has been duly elected and qualified, or until such director’s earlier death, resignation or removal;
2.
to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.
to approve, on a non-binding, advisory basis, the compensation of our named executive officers; and
4.
to transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only Amylyx Pharmaceuticals, Inc. stockholders of record at the close of business on April 10, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

We are pleased to take advantage of the rules of the Securities and Exchange Commission (the “SEC”) that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Availability”) instead of a paper copy of our proxy materials and our Annual Report to Stockholders for the fiscal year ended December 31, 2025 (the “2025 Annual Report”). We will mail the Notice of Availability on or about April 23, 2026; it contains instructions on how to access those documents and to cast your vote via the Internet. The Notice of Availability also contains instructions on how to request a paper copy of our proxy materials and our 2025 Annual Report. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact of our annual meeting and lowering the costs of printing and distributing our proxy materials.

Your vote is very important. Whether or not you attend the virtual meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting. If you are a stockholder of record, you may vote over the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, you may vote by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote online during the virtual meeting if you decide to attend the Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means, at your earliest convenience.

By order of the Board of Directors,

/s/ Joshua Cohen
Joshua Cohen Co-Chief Executive Officer and Director

/s/ Justin Klee
Justin Klee Co-Chief Executive Officer and Director

Cambridge, Massachusetts

April 23, 2026

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement contains information about the 2026 Annual Meeting of Amylyx Pharmaceuticals, Inc., which will be held online on June 4, 2026, at 9:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting, which will be conducted via live webcast. You may attend and participate in the meeting virtually by visiting www.meetnow.global/M75QLG2, where you will be able to vote electronically and submit questions prior to and during the meeting. The board of directors of Amylyx Pharmaceuticals, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Amylyx Pharmaceuticals,” “Amylyx,” the “Company,” “we,” “us,” and “our” refer to Amylyx Pharmaceuticals, Inc. The mailing address of our principal executive offices is Amylyx Pharmaceuticals, Inc., 55 Cambridge Parkway, Suite 6W, Cambridge, MA 02142.

Please see the “General Information” section of the proxy statement for more details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting, and technical details and support related to accessing the virtual platform. There is no physical location for the Annual Meeting. You will not be able to attend the Annual Meeting in person.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in this proxy statement and the accompanying proxy card. You may revoke your proxy at any time before it is exercised at the meeting by giving our Corporate Secretary written notice to that effect.

This proxy statement and our 2025 Annual Report are first being made available to stockholders on or about April 23, 2026.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 4, 2026:

This proxy statement, the accompanying proxy card or voting instruction card and our 2025 Annual Report are available to stockholders of record for viewing, printing and downloading at www.envisionreports.com/AMLX, and for beneficial owners at www.edocumentview.com/AMLX.

A copy of our 2025 Annual Report, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Amylyx Pharmaceuticals, Inc., 55 Cambridge Parkway, Suite 6W, Cambridge, MA 02142, Attention: Corporate Secretary. This proxy statement and our 2025 Annual Report are also available on the SEC’s website at www.sec.gov.

AMYLYX PHARMACEUTICALS, INC.

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Why am I receiving these materials?

Our board of directors is providing these proxy materials to you in connection with a solicitation of proxies for use at the Annual Meeting. You are invited to virtually attend the Annual Meeting and we are asking you to vote on the proposals described in this proxy statement. All stockholders as of the Record Date will receive the proxy materials and have the ability to access them online at www.investorvote.com/AMLX.

When and where will the Annual Meeting be held?

The Annual Meeting will be held online via live webcast on Thursday, June 4, 2026, at 9:00 a.m. Eastern Time.

Why are you holding a virtual Annual Meeting?

We are utilizing a virtual-only meeting format in order to leverage technology to enhance stockholder access to the Annual Meeting by enabling attendance and participation from any location. We believe that the virtual-only meeting format will give stockholders the opportunity to participate fully and equally, and without cost, and to exercise the same rights as if they had attended an in-person meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so that they can ask questions of our board of directors or management.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on the Record Date for the Annual Meeting are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date for each matter addressed at the meeting. You are entitled to direct the voting of your shares that are held of record directly in your name and shares held for you as the beneficial owner through a stockbroker, bank, or other nominee. Stockholders do not have cumulative voting rights.

What is the difference between holding shares as a stockholder and as a beneficial owner?

Stockholder of record

If your shares are registered directly in your name with Computershare Trust Company, N.A. (“Computershare”), our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote online during the Annual Meeting.

Beneficial owner

If your shares were held in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares by following the voting instructions you receive. Your broker, bank, or other nominee has only limited authority to vote your shares without your instructions. For more information, see “How is the vote counted?”

How do I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You will not be able to attend the meeting in person. Participation in the Annual Meeting, with the right to vote and submit questions, is limited to stockholders (both stockholders of record and beneficial holders) as of the close of business on the Record Date. You will be able to attend the Annual Meeting online by visiting www.meetnow.global/M75QLG2. To vote your shares and submit questions at the Annual Meeting, you will need to review the information included on your Notice of Availability, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, and wish to vote during the Annual Meeting, you must register in advance using the instructions below.

The webcast of the Annual Meeting will begin at 9:00 a.m. Eastern Time on June 4, 2026. We encourage you to log into the Annual Meeting five to fifteen minutes prior to the start time to check in. Please follow the registration instructions as outlined in this proxy statement.

What if I have trouble accessing the Annual Meeting?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a reliable WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance, should you need it, you may call +1 (888) 724-2416.

How do I register for the Annual Meeting virtually on the Internet?

If you are a stockholder of record (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, and wish to vote during the Annual Meeting, you must register in advance.

Online

To register online, you must submit proof of your proxy power (legal proxy) reflecting your Amylyx holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on June 3, 2026. You will receive a confirmation of your registration by email, after we receive your registration materials.

By email

To register by email, forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

By mail

To register by mail, please send a request to Computershare using the following address:

Computershare

Amylyx Pharmaceuticals, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Do I have the option to call in to the Annual Meeting instead of attending the live webcast?

No. Stockholders will not have the option to call in to the virtual meeting and listen by telephone. To participate in the Annual Meeting, stockholders must stream the Annual Meeting live via webcast.

How do I vote?

Stockholder of record

If you are a stockholder of record, you can vote in one of the following ways:

Internet. Go to www.investorvote.com/AMLX to complete an electronic proxy card. Please follow the instructions on the notice or proxy card that you receive. You will be responsible for any Internet access charges you incur. If you vote online, you do not need to return a proxy card by mail. Votes by internet may be submitted prior to and during the meeting.

By telephone. Dial toll-free +1 (800) 652-VOTE (+1 (800) 652-8683) and follow the recorded instructions. Please follow the instructions on the notice or proxy card that you receive. You will be responsible for any telephone charges you incur. If you vote by telephone, you do not need to return a proxy card by mail. Votes by telephone may be submitted prior to and during the meeting.

By mail. Complete, date, and sign your proxy card and return it promptly by mail in the envelope provided. The people named in the proxy card will vote your shares in accordance with the instructions you provide. If you return a properly submitted proxy card, but do not give voting instructions on a particular matter, the people named in the proxy card will vote your shares in accordance with the recommendations of our board of directors. Votes by mail must be received by the close of business on Wednesday, June 3, 2026, Eastern Time, to be counted.

During the meeting. If you plan to attend the virtual Annual Meeting, you may vote by following the instructions provided online during the meeting. However, even if you plan to attend the virtual Annual Meeting, we encourage you to submit your vote ahead of time by one of the methods listed above.

Beneficial owner

If your shares are held in street name, follow the voting instructions you receive from your broker, bank, or other nominee.

Can I submit a question for the Annual Meeting?

Stockholders as of the Record Date can submit questions in writing in advance of the meeting through www.meetnow.global/M75QLG2. Stockholders who attend the Annual Meeting and log in as a stockholder using the number on their proxy card will also have an opportunity to submit questions in writing during the meeting. We will try to answer as many submitted questions as time permits (whether submitted prior to or during the portion of the meeting when questions may be submitted). If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Can I change my vote or revoke my proxy?

Stockholder of record

If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is exercised at the Annual Meeting by:

•
entering a new vote by Internet or telephone;
•
signing and returning a new proxy card with a later date;
•
delivering a written revocation to our Corporate Secretary; or
•
accessing the Annual Meeting and voting in person.

Beneficial owner

If you are a beneficial owner, you must contact the broker, bank, or other nominee holding your shares and follow their instructions to change your voting instructions.

How is the vote counted?

Under our Second Amended and Restated Bylaws (our “bylaws”), any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Fourth Amended and Restated Certificate of Incorporation (our “certificate of incorporation”) or our bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “routine” items, but will not be allowed to vote your shares with respect to “non-routine” items.

Proposal No. 1 is a “non-routine” item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those votes will be counted as broker “non-votes.” To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes properly cast on the election of directors, meaning that the two director nominees receiving the most votes will be elected as directors. Votes withheld and broker non-votes will have no effect on the election of directors.

Proposal No. 2 is considered to be a “routine” item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you. For Proposal No. 2, a majority of the votes properly cast on this proposal is required to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

Proposal No. 3 is a “non-routine” item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those votes will be counted as broker “non-votes.” For Proposal No. 3, a majority of the votes properly cast on this proposal is required to approve on a non-binding, advisory basis, the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

What is the quorum requirement for the Annual Meeting?

A majority of the shares of common stock outstanding and entitled to vote, in person (present or by remote communication) or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As of the Record Date, there were a total of 111,085,857 shares of common stock outstanding, which means that 55,542,929 shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date. Withheld votes, abstentions and broker non-votes will be counted for purposes of determining whether we have a quorum.

Who is soliciting my proxy, how is it being solicited and who pays the cost?

Proxies are solicited by and on behalf of our board of directors. Amylyx will bear the entire cost of this proxy solicitation, including the distribution of the proxy materials. Copies of solicitation materials will also be made available to brokers, banks, and other nominees to forward to beneficial owners. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees, or agents. We may engage Alliance Advisors as we deem necessary to assist us in soliciting proxies in conjunction with the Annual Meeting, at an approximate cost of $15,000 plus reasonable out-of-pocket expenses for their services.

Why did I receive more than one Notice of the Annual Meeting?

If you receive more than one proxy card or voting instruction form for the Annual Meeting, your shares may be registered in more than one name or in more than one account. Please follow the voting instructions on each notice you received to ensure that all of your shares are voted.

How can I find out the results of the voting at the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K (a “Form 8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after we know the final results, file an amendment to the Form 8-K to publish those results.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Proposals to include in our proxy statement

Stockholders may present proper proposals to be included in our proxy statement and considered at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2027 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices no later than December 24, 2026, unless the date of our 2027 annual meeting of stockholders is held more than 30 days before or after June 4, 2027, in which case the proposal must be received a reasonable time before we begin to print and send proxy materials for the 2027 annual meeting. In addition, stockholder proposals must comply with the applicable requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Proposals that will not be included in our proxy statement

Our bylaws contain an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. These matters may only be brought before the Annual Meeting by a stockholder of record entitled to vote at the Annual Meeting who has delivered timely written notice, containing the information specified in our bylaws, to our Corporate Secretary. To be timely for our 2027 annual meeting, our Corporate Secretary must receive the written notice at our principal executive offices no earlier than February 4, 2027, and no later than March 6, 2027. However, if we hold our 2027 annual meeting more than 30 days before or more than 60 days after June 4, 2027, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no later than the close of business on the later of (a) the 90th day before our 2027 annual meeting and (b) the 10th day following the day on which public announcement of the date of our 2027 annual meeting is first made.

Director nominations

You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. For more information, see “Corporate Governance—Director Nomination Process.”

To directly nominate a director for election at an annual meeting of stockholders, you must provide the information required by our bylaws. In addition, stockholders who intend to solicit proxies in support of a shareholder nominee must also comply with the additional requirements of Rule 14a-19(b).

How do I obtain additional copies of these materials or copies of other documents?

Complete copies of this proxy statement and the 2025 Annual Report are available to stockholders of record for viewing, printing and downloading at www.envisionreports.com/AMLX, and for beneficial owners at www.edocumentview.com/AMLX. If you have lost your proxy card or after returning it you want to change your voting instructions, you may contact our Corporate Secretary or nominee, respectively. To receive another copy of the voting instruction form you received from your broker or other nominee, you must call that broker or nominee.

How can I get a copy of Amylyx’s bylaws?

Our bylaws are part of our public filings on the SEC’s website at www.sec.gov, including our most recent annual report on Form 10-K (the “Form 10-K”). You may also contact our Corporate Secretary at our principal executive office for a copy of particular bylaw provisions.

How can I contact the Corporate Secretary?

You can reach our Corporate Secretary at the following address and phone number: Amylyx Pharmaceuticals, Inc., Attention: Corporate Secretary, 55 Cambridge Parkway, Suite 6W, Cambridge, Massachusetts 02142, (617) 682-0917.

Where can I find more information about Amylyx?

We file reports, proxy statements, and other information with the SEC, which is all publicly available on the SEC’s website, www.sec.gov. You may also find any document we file with the SEC (and more) on our website at www.amylyx.com under the “Investors” heading. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement.

You should rely on the information contained in this document to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 23, 2026. You should not assume that the information contained in this document is accurate as of any later date, and the mailing of this document to stockholders at any time after that date does not suggest otherwise. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations.

PROPOSAL NO. 1 – ELECTION OF CLASS II DIRECTORS

Our board of directors currently consists of seven members. In accordance with the terms of our certificate of incorporation, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The terms of the Class II directors are scheduled to expire at the upcoming Annual Meeting.

Based on the recommendation of the nominating and governance committee, our board of directors has nominated George Mclean Milne Jr., Ph.D. and Paul Fonteyne for re-election as Class II directors at the Annual Meeting. The nominees are presently Class II directors, and each has indicated a willingness to continue to serve as a Class II director, if elected.

Nominees for Election as Class II Directors

The following table identifies our nominees for Class II directors, and their ages as of April 10, 2026.

Name	Positions and Offices Held with Amylyx	Director Since	Age
George Mclean Milne Jr., Ph.D.	Chair of the Board of Directors	2015	82
Paul Fonteyne	Director	2021	64

George Mclean Milne Jr., Ph.D. has served on our board of directors since 2015 and as chair of our board since December 2021. Dr. Milne has over 30 years of experience in pharmaceutical research and product development, including over 20 years of experience as a board member and lead director of multiple biopharmaceutical companies. He retired from Pfizer, Inc. (NYSE: PFE) (“Pfizer”) in 2002 where he served as Executive Vice President of Global Research and Development and President, Worldwide Strategic and Operations Management. He joined Pfizer in 1970 and held a variety of positions conducting both chemistry and pharmacology research. Dr. Milne became director of the department of immunology and infectious diseases at Pfizer in 1981, was its executive director from 1984 to 1985, and was Vice President of research and development from 1985 to 1988. He was appointed Senior Vice President in 1988. In 1993, he was appointed President of Pfizer Central Research and a Senior Vice President of Pfizer with global responsibility for human and veterinary medicine research and development. Dr. Milne has served on the board of directors of Gasparilla Island Bridge Authority since 2023, Gaylord Specialty Healthcare since 2016, and Sea Research Foundation since 1995. Dr. Milne has also previously served on multiple corporate boards of directors, including Aurinia Pharmaceuticals Inc. (Nasdaq: AUPH), a biotechnology company from 2017 until 2023, Charles River Laboratories International, Inc. (NYSE: CRL), a laboratory services company from 2002 until 2022, BioStorage Technologies, Inc. from 2006 until 2016, MedImmune, Inc., a biotechnology company, and Mettler-Toledo, Inc., an instrument manufacturing company, among others. Dr. Milne has a B.S. in Chemistry from Yale University and a Ph.D. in Organic Chemistry from the Massachusetts Institute of Technology. We believe that Dr. Milne is qualified to serve on our board of directors because of his experience, qualifications, attributes and skills, including his extensive experience in the pharmaceutical industry, as well as his service on the boards of directors of various organizations and companies.

Paul Fonteyne has served as a member of our board of directors since March 2021. Mr. Fonteyne is the retired chair and Chief Executive Officer of Boehringer-Ingelheim, USA (“BI”), a subsidiary of Boehringer Ingelheim International GmbH (“Boehringer”), a global pharmaceutical company. He was with BI or BI subsidiaries from 2003 to December 2018 and made substantial contributions to BI. Prior to 2003, Mr. Fonteyne served in leadership positions at Merck and Co. Inc. (NYSE: MRK) (“Merck”) as well as Abbott Laboratories. He has served on the boards of directors of Apnimed Pharmaceuticals, a clinical-stage pharmaceutical company, since October 2023, Apellis Pharmaceuticals, a biotechnology company, since April 2020, Corium, LLC, a private commercial-stage biopharmaceutical company, from 2024 until the end of 2025, DalCor, Inc., a pharmaceutical company, since 2019, and Ypsomed AG, a biotechnology company, since 2018. Mr. Fonteyne also served as a member of the board of directors of Gelesis Holdings, Inc., a biotechnology company, from April 2018 until its voluntary petition for liquidation in 2023; Covetrus Inc., an animal health company, from May 2021 until its merger with Corgi Bidco, Inc. in October 2022, ResTORbio Inc., a biotechnology company, from December 2017 until its reverse merger with Adicet Bio, Inc. in September 2020, as well as member of the board of directors of AMAG Pharmaceuticals, Inc. from November 2019 until its sale to Covis Group S.à.r.l. in November 2020. Mr. Fonteyne has also served on the board of the Pharmaceutical Research and Manufacturers of America, chaired the National Pharmaceutical Council and is actively participating as a founder in biopharma spinouts from Yale University in the fields of Alzheimer’s disease and fibrotic and inflammatory diseases. Mr. Fonteyne received his M.B.A. from Carnegie-Mellon University and his M.S. in Chemical Engineering from the Polytechnic School at the University of Brussels. We believe Mr. Fonteyne is qualified to serve on our board of directors because of his extensive experience in the life sciences industry, including his past experience serving as a board member of several organizations.

Voting Requirement to Approve Proposal

For Proposal No. 1, the nominees receiving a plurality of votes properly cast will be elected, meaning that the two director nominees receiving the most “for” votes will be elected as directors. Votes withheld and broker non-votes will have no effect on the election of directors.

The board of directors recommends voting “FOR” the election of George Mclean Milne Jr., Ph.D., and Paul Fonteyne as Class II directors, each to serve for a three-year term ending at the Annual Meeting of stockholders to be held in 2029.

Directors Continuing in Office

The following table identifies our continuing directors and their ages as of April 10, 2026.

Name	Positions and Offices Held with Amylyx	Director Since	Class and Year in Which Term Will Expire	Age
Joshua Cohen	Co-Chief Executive Officer and Director	2014	Class III—2027	34
Daphne Quimi	Director	2021	Class III—2027	60
Justin Klee	Co-Chief Executive Officer and Director	2014	Class I—2028	35
Karen Firestone	Director	2023	Class I—2028	70
Bernhardt Zeiher, M.D.	Director	2024	Class I—2028	62

Joshua Cohen co-founded Amylyx in 2013 and has served as our Co-Chief Executive Officer and a member of our board of directors since January 2014. Alongside our Co-Chief Executive Officer Justin Klee, Mr. Cohen leads our scientific, operational, and strategic direction. He works closely with community members, caregivers, clinicians, and researchers to ensure their perspectives inform our programs in endocrine conditions and neurodegenerative diseases, including post-bariatric hypoglycemia (“PBH”), congenital hyperinsulinism (“HI”), Wolfram syndrome, and amyotrophic lateral sclerosis (“ALS”). Together with our Co-Chief Executive Officer Justin Klee, Mr. Cohen focuses on building the systems, teams, and resources needed to advance mechanism-driven research from preclinical and early-stage clinical program development, through later-stage development and potential commercialization. He has helped to build a team and operating model with proven capabilities to translate scientific insights into therapies through global regulatory approval, commercialization, and patient access, supported by a successful initial public offering (“IPO”) and approximately $1 billion in financing. Mr. Cohen was named to Business Insider’s 30 Under 40 List in Healthcare in 2020. Mr. Cohen earned a Bachelor of Science in biomedical engineering from Brown University, where he was a National Merit Scholar. While at Brown, he founded the Brown Biotechnology Investment Group and conducted research published by the National Institutes of Standards and Technology and in the Journal of Pharmaceutical Sciences. We believe that Mr. Cohen is qualified to serve on our board of directors because of his familiarity with and experience building our company as its Co-Chief Executive Officer and Co-Founder, as well as his knowledge and familiarity with corporate management, clinical trials, neurodegenerative disease research and drug development.

Daphne Quimi has served as a member of our board of directors since June 2021. Ms. Quimi has more than 25 years of executive experience in the pharmaceutical and biotechnology industries with expertise in global finance operations, company building, and rare disease drug commercialization. Ms. Quimi served as chief financial officer of Amicus Therapeutics, Inc. (“Amicus”), a biotechnology company from January 2019 until August 2023 and as the advisor to the chief financial officer of Amicus until March 2024 after holding various roles at Amicus since 2007. Ms. Quimi also serves on the board of directors at Century Therapeutics, Inc. (Nasdaq: IPSC) since October 2022 and Chiesi Farmaceutici S.p.A. since January 2025. Prior to that, Ms. Quimi served as Director of Consolidations and External Reporting at Bristol-Myers Squibb Company, a global biopharmaceutical company, from 2005 to 2007. Ms. Quimi received a B.S. in Accountancy from Monmouth University and an M.B.A. from the Stern School of Business of New York University. We believe Ms. Quimi is qualified to serve on our board of directors due to her significant financial expertise and experience in the life sciences industry.

Justin Klee co-founded Amylyx in 2013 and has served as our Co-Chief Executive Officer and a member of our board of directors since January 2014. Alongside our Co-Chief Executive Officer Joshua Cohen, Mr. Klee leads our scientific, operational, and strategic direction. He works closely with community members, caregivers, clinicians, and researchers to ensure their perspectives inform our programs in endocrine conditions and neurodegenerative diseases, including PBH, HI, Wolfram syndrome, and ALS. Together with our Co-Chief Executive Officer Joshua Cohen, Mr. Klee focuses on building the systems, teams, and resources needed to advance mechanism-driven research from preclinical and early-stage clinical program development, through later-stage development and potential commercialization. He has helped to build a team and operating model with proven capabilities to translate scientific insights into therapies through global regulatory approval, commercialization, and patient access, supported by a successful IPO and approximately $1 billion in financing. Mr. Klee was named to Business Insider’s 30 Under 40 List in Healthcare in 2020. Mr. Klee’s background includes research in neural systems at Brown University and in neurophysiology and Alzheimer’s disease at Harvard Medical School under Dr. Rudolph Tanzi. He holds a Bachelor of Science in neuroscience from Brown University and is a published author in peer-reviewed scientific journals. We believe that Mr. Klee is qualified to serve on our board of directors because of his familiarity with and experience building our company as its Co-Chief Executive Officer and Co-Founder, as well as his knowledge and familiarity with corporate management, clinical trials, neurodegenerative disease research and drug development.

Karen Firestone has served as a member of our board of directors since March 2023. Ms. Firestone is Co-founder and Chair Emerita of Aureus Asset Management, an investment firm that manages over $8 billion of assets for families, individuals, and non-profit entities, which role she has held since 2005. Previously, she spent 22 years at Fidelity Investments, most recently as a diversified fund manager of Destiny 1 Fund, the Large Cap Fund, Advisor Large Cap Fund and managing numerous sector funds, including Biotechnology, Health Care, and Media. Ms. Firestone serves as a Trustee Emerita at the Beth Israel Deaconess Medical Center. She is on the Board of Governors and is the Clerk of the Boston Athletic Association. Ms. Firestone received a Bachelor of Arts degree in economics, magna cum laude, from Harvard College and an MBA from Harvard Business School. We believe Ms. Firestone is qualified to serve on our board of directors because of her asset management experience in the life sciences industry and business background.

Bernhardt Zeiher, M.D. has served as a member of our board of directors since March 2024. Dr. Zeiher previously held senior leadership positions at Astellas Pharma Inc. (“Astellas Pharma”), a publicly-traded global pharmaceutical company, including Chief Medical Officer from April 2019 to September 2022; Chief Medical Officer and President of Development from April 2018 to April 2019; President of Development from 2015 to April 2018, preceded by several roles of increasing responsibility beginning in 2010. Prior to joining Astellas Pharma, Dr. Zeiher held various leadership positions at Pfizer, a global pharmaceutical company, including Vice President, Inflammation Disease Area Lead from 2009 to 2010; Executive Director, Inflammation and Pain Clinical Development from 2006 to 2009; and Senior Director, Inflammation and Pain Early Clinical Development from 2005 to 2006. Before joining Pfizer, Dr. Zeiher held various leadership positions at Eli Lilly and Company (NYSE: LLY), a global pharmaceutical company, including Medical Director from 2002 to 2005; Head, Critical Care Clinical Research from 2001 to 2002; and Clinical Research Physician from 2000 to 2001. Dr. Zeiher also worked as an Associate Medical Director at Merck & Co. Inc. from 1998 to 2000. In addition to his leadership roles in the pharmaceutical industry, Dr. Zeiher has served on the board of directors of Entrada Therapeutics, Inc. (Nasdaq: TRDA) since April 2023 and Abeona Therapeutics Inc. (Nasdaq: ABEO) since August 2024. Dr. Zeiher received a B.S. in Biology from the University of Toledo, earned his Doctor of Medicine at the Case Western Reserve University School of Medicine, and completed an internal medicine residency at University Hospitals of Cleveland as well as a fellowship in Pulmonary and Critical Care Medicine at University of Iowa Hospitals and Clinics. He is also a Fellow in the American College of Physicians and the American College of Chest Physicians. We believe that Dr. Zeiher is qualified to serve on our board of directors due to his experience as a senior executive in the pharmaceutical industry, as well as his service on the boards of directors of several organizations.

Properly submitted proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. Each of the nominees has consented to serve as a director if elected. However, if a nominee is unable or unwilling to serve or for good cause will not serve as a director, properly submitted proxies will be voted for the election of such substitute nominee as our board of directors may designate.

There are no family relationships between or among any of our directors or executive officers. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us.

PROPOSAL NO. 2 – RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Deloitte, as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Deloitte has served as our independent registered public accounting firm since 2020.

The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2026. Stockholder approval is not required to appoint Deloitte as our independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Deloitte to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Deloitte. If the selection of Deloitte is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders.

A representative of Deloitte is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders. We incurred the following fees from Deloitte for the audit of the financial statements and for other services provided during the years ended December 31, 2025 and 2024.

	2025	2024
Audit fees (1)	$862,500	$925,000
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	—	5,685
Total fees	$862,500	$930,685

(1)
Audit fees consist of fees for the audit of our annual financial statements, the review of our interim financial statements, and services in connection with our registration statements, comfort letters, and consents.
(2)
Audit-related fees consist of services that are reasonably related to the performance of the audit or review of our financial statements. There were no audit-related fees for fiscal years 2025 and 2024.
(3)
Tax fees consist of fees for tax compliance, advice and tax services. There were no tax fees for fiscal years 2025 and 2024.
(4)
All other fees are fees billed by Deloitte to the Company for any services not included in the first three categories.

Audit Committee Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and the fee structure, which is also generally subject to a maximum dollar amount.

During our 2025 and 2024 fiscal years, no services were provided to us by Deloitte other than in accordance with the pre-approval policies and procedures described above. A majority of the hours expended on the principal accountant’s engagement to audit the financial statements of the Company for the fiscal years 2025 and 2024 were attributable to work performed by full-time, permanent employees of the principal accountant.

Voting Requirement to Approve Proposal

For Proposal No. 2, the affirmative votes of a majority of the votes properly cast are required to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Deloitte as Amylyx’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

PROPOSAL NO. 3 – NON-BINDING, ADVISORY VOTE ON THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A(a)(2) of the Exchange Act, we are providing our stockholders with an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers. This is commonly known as a “Say-on-Pay” proposal.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the “Executive Compensation” section of this proxy statement, the compensation tables, and the related narrative disclosure that accompanies the compensation tables contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are strongly aligned with our stockholders’ interests and are consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment. Accordingly, we are asking our stockholders to vote for the following resolution:

RESOLVED, that the Company’s stockholders hereby approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the 2026 Annual Meeting of Stockholders, including the compensation tables and narrative discussion that accompanies the compensation tables.

This vote is advisory, and therefore not binding on us, the board of directors, or our compensation committee. However, our board of directors and compensation committee value your opinion and intend to consider the outcome of the vote when making compensation decisions in the future.

Vote Required and Board of Directors’ Recommendation

The affirmative votes of a majority of the votes properly cast on this proposal are required to approve, on an advisory basis, the compensation of our named executive officers. Shares that are voted “abstain” and broker non-votes will have no effect on the outcome of this proposal.

The board of directors recommends voting “FOR” Proposal No. 3 to approve, on a non-binding, advisory basis, the compensation of our named executive officers.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board of directors. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

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Nominees should demonstrate high standards of personal and professional ethics and integrity.
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Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
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Nominees should have skills that are complementary to those of the existing board of directors.
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Nominees should have the ability to assist and support management and make significant contributions to our success.
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Nominees should have an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our Corporate Secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow our nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Amylyx Pharmaceuticals, Inc., 55 Cambridge Parkway, Suite 6W, Cambridge, MA 02142, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Director Independence

Applicable Nasdaq Stock Market LLC (“Nasdaq”) rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors has determined that all members of the board of directors, except Joshua Cohen and Justin Klee, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. There are no family relationships among any of our directors or executive officers. Mr. Cohen and Mr. Klee are not independent directors under these rules because they are executive officers of the Company.

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Our board of directors has also established a science and technology committee, an advisory committee of the board of directors which operates under a charter duly adopted by the board of directors. A current copy of the charter for each of the audit committee, compensation committee, nominating and corporate governance committee and science and technology committee is posted on the corporate governance section of our website, www.investors.amylyx.com/corporate-governance/documents-charters.

Audit Committee

Daphne Quimi, Karen Firestone, and George Mclean Milne Jr., Ph.D. currently serve on the audit committee, which is chaired by Ms. Quimi. Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Ms. Quimi as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2025, the audit committee met four times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include:

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appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
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pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
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reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
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reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
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coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
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establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
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recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Forms 10-K;
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monitoring the integrity of our financial statements;
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monitoring our compliance with legal and regulatory requirements;
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preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
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reviewing all related person transactions for potential conflict of interest situations and assessing all such transactions for approval; and
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reviewing annual and quarterly earnings releases.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

Paul Fonteyne, George Mclean Milne Jr., Ph.D., and Daphne Quimi currently serve on the compensation committee, which is chaired by Mr. Fonteyne. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2025, the compensation committee met six times. The compensation committee’s responsibilities include:

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annually reviewing and recommending to the Board the corporate goals and objectives relevant to the compensation of our Co-Chief Executive Officers;
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evaluating the performance of our Co-Chief Executive Officers in light of such corporate goals and objectives and recommending to the Board the cash and equity compensation of our Co-Chief Executive Officers based on such evaluation;
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reviewing and approving the compensation of our other executive officers;
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reviewing and establishing our overall management compensation structure, philosophy and programs;
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overseeing and administering our compensation and similar plans;
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evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
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retaining and approving the compensation of any compensation advisors;
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reviewing and recommending to the board of directors our policies and procedures for the grant of equity-based awards;
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evaluating and recommending to the board of directors the compensation of our directors;
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preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement; and
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reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

The primary objective of the compensation committee is to develop and implement compensation policies and plans that ensure the attraction and retention of key management personnel, the motivation of management to achieve our corporate goals and strategies, and the alignment of the interests of management with the long-term interests of our stockholders.

Compensation Consultant

The compensation committee has engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), as its independent compensation consultant. Pearl Meyer provides analysis and recommendations to the compensation committee regarding:

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trends and emerging topics with respect to executive compensation;
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peer group selection for compensation benchmarking;
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compensation programs for our executive officers and board of directors; and
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equity strategy, stock utilization, and related metrics.

When requested, Pearl Meyer consultants attend meetings of the compensation committee, including executive sessions in which executive compensation related matters are discussed without the presence of management. Pearl Meyer reports to the compensation committee and not to management, although Pearl Meyer meets with management for purposes of gathering information for its analyses and recommendations.

In determining to engage Pearl Meyer, the compensation committee considered the independence of Pearl Meyer, taking into consideration relevant factors, including the absence of other services provided to us by Pearl Meyer, the amount of fees we paid to Pearl Meyer as a percentage of Pearl Meyer’s total revenue, the policies and procedures of Pearl Meyer that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Pearl Meyer with any of our executive officers, any business or personal relationship the individual compensation advisors employed by Pearl Meyer have with any member of the compensation committee, and any stock of the Company owned by Pearl Meyer or the individual compensation advisors employed by Pearl Meyer. The compensation committee has determined, based on its analysis and in light of all relevant factors, including the factors listed above, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to the compensation committee has not created any conflicts of interest, and that Pearl Meyer is independent pursuant to the independence standards set forth in the Nasdaq listing standards promulgated pursuant to Section 10C of the Exchange Act.

Nominating and Corporate Governance Committee

George Mclean Milne Jr., Ph.D., Karen Firestone, and Bernhardt Zeiher, M.D. currently serve on the nominating and corporate governance committee, which is chaired by Dr. Milne. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2025, the nominating and corporate governance committee met three times. The nominating and corporate governance committee’s responsibilities include:

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developing and recommending to the board of directors criteria for board and committee membership;
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establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
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identifying individuals qualified to become members of the board of directors;
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recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;
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reviewing and reassessing the adequacy of the code of conduct and business ethics and corporate governance guidelines and recommending any changes to the board of directors;
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overseeing the evaluation of our board of directors and management;
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reviewing the size and composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
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overseeing the evaluation of our board of directors and management; and
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periodically reviewing and discussing with the board of directors corporate succession plans for the Chief Executive Officer(s) and other key officers of the Company.

The nominating and corporate governance committee considers candidates for board of directors membership suggested by its members and the Co-Chief Executive Officers. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”

Identifying and Evaluating Director Nominees. Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.

The nominating and corporate governance committee believes that diversity in its membership is important to serving the long-term interests of the Company and shareholders. In evaluating candidates, the committee considers diversity as it deems appropriate given the current needs of the board of directors and the Company.

Science and Technology Committee

Bernhardt Zeiher, M.D., Paul Fonteyne, and George Mclean Milne Jr., Ph.D. serve on the science and technology committee, which is chaired by Dr. Zeiher. The science and technology committee assists with the oversight of the Company’s research and development activities, and advising the board of directors and management with respect to strategic scientific and clinical considerations. During the fiscal year ended December 31, 2025, the science and technology committee met seven times.

Board Diversity

The board of directors believes that diversity in its membership is important to serving the long-term interests of the Company and shareholders. In evaluating candidates, the board of directors considers diversity as it deems appropriate given the current needs of the Company and the board of directors.

Board Meetings Attendance

The full board of directors met eleven times during 2025. During 2025, each member of the board of directors attended 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are encouraged to attend the annual meeting of stockholders to the extent practicable, and last year, all seven of our directors who were members of our board of directors at such time attended our annual meeting of stockholders.

Policy on Trading, Pledging and Hedging of Company Stock

It is the Company’s policy to comply with applicable insider trading laws, rules and regulations, and any exchange listing standards when engaging in transactions in Company securities.

Our insider trading policy expressly prohibits short sales and derivative transactions of our stock and purchases or sales of puts, calls, or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time, by our executive officers, directors, employees and certain designated consultants and contractors.

We have adopted a policy which prohibits our directors, officers and employees from (i) engaging in any hedging transactions involving company securities or from purchasing or selling any put or call option contract or similar instrument with respect to company securities, and (ii) pledging company securities as collateral for a loan or holding such shares in a margin account.

A copy of our insider trading policy is filed with our 2025 Annual Report as Exhibit 19.1.

Compensation Recovery Policy

We have adopted a Compensation Recovery Policy in compliance with the requirements of applicable SEC and Nasdaq rules. If we are required to prepare an accounting restatement due to material non-compliance with any financial reporting requirements, the Compensation Recovery Policy requires (subject to certain limited exceptions described in the policy and permitted by the final clawback rules) that we recover erroneously awarded compensation received by any current or former executive officer in the three fiscal years prior to the date we were required to restate our financial statements that is in excess of the amount that would have been received based on the restated financial statements. A copy of our Compensation Recovery Policy is filed with our 2025 Annual Report as Exhibit 97.1.

Code of Business Conduct and Ethics

We are committed to the highest standards of integrity and ethics in the way we conduct our business. We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions. If we amend or grant a waiver under the code that applies to our executive officers or directors, we intend to post information about such amendment or waiver on our website at www.amylyx.com. A current copy of the code is posted on the corporate governance section of our website, which is located at www.investors.amylyx.com/corporate-governance/documents-charters.

Board Leadership Structure and Board’s Role in Risk Oversight

George Mclean Milne Jr., Ph.D. is the current chairperson of our board of directors. We believe that separating the positions of Chief Executive Officer and chairperson of the board of directors allows our Co-Chief Executive Officers to focus on our day-to-day business, while allowing a chairperson of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the Co-Chief Executive Officers are required to devote to their position in the current business environment, as well as the commitment required to serve as our chairperson, particularly as the board of directors’ oversight responsibilities continue to grow. While our bylaws and corporate governance guidelines do not require that our chairperson and Chief Executive Officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction, cybersecurity and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Amylyx

Any interested party with concerns about the Company may report such concerns to the board of directors or the chairperson of our board of directors or the chairperson of our nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Amylyx Pharmaceuticals, Inc.

55 Cambridge Parkway, Suite 6W

Cambridge, MA 02142

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, supplier, or other interested party.

A copy of any such written communication may also be forwarded to Amylyx’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Amylyx’s legal counsel, with independent advisors, with non-management directors, or with Amylyx’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Amylyx regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Amylyx has also established a toll-free telephone number for the reporting of such activity, which is +1 (833) 778-1542.

EXECUTIVE OFFICERS

The following table identifies our executive officers and sets forth their current positions at Amylyx and their ages as of April 10, 2026.

Name	Position Held with Amylyx	Officer Since	Age
Joshua Cohen	Co-Chief Executive Officer and Director	2014	34
Justin Klee	Co-Chief Executive Officer and Director	2014	35
James Frates	Chief Financial Officer	2021	58
Camille L. Bedrosian, M.D.	Chief Medical Officer	2023	73
Gina M. Mazzariello	Chief Legal Officer and General Counsel	2022	54

You should refer to “Directors Continuing in Office” above for information about our Co-Chief Executive Officers, Mr. Joshua Cohen and Mr. Justin Klee.

James Frates has served as our Chief Financial Officer since January 2021. Previously, Mr. Frates served as Chief Financial Officer of Alkermes plc, a biopharmaceutical company, and its predecessor organization, from July 1998 to January 2021. Mr. Frates has an A.B. in Government from Harvard College and an M.B.A. from the Harvard Graduate School of Business Administration.

Camille L. Bedrosian, M.D. has served as our Chief Medical Officer (“CMO”) since November 2023. Dr. Bedrosian brings nearly 30 years of experience in building successful clinical development and translation research programs in the pharmaceutical industry. Prior to Amylyx, from January 2018 to November 2023, Dr. Bedrosian was with Ultragenyx Pharmaceutical, Inc (“Ultragenyx”), a biotechnology company. Dr. Bedrosian served most of her nearly six years at Ultragenyx as the Executive Vice President and CMO, where she was responsible for leading drug development programs and supporting translational research programs. During her time there, she helped Ultragenyx grow and greatly advance its many pipeline programs in rare genetic diseases to their pivotal stages. Prior to Ultragenyx, Dr. Bedrosian was CMO for Alexion Pharmaceuticals, Inc. (“Alexion”), where she provided leadership for the development of drugs and drug candidates including those designed to address devastating rare diseases caused by defects in the complement system for people with paroxysmal nocturnal hemoglobinuria and atypical hemolytic uremic syndrome. Prior to Alexion, Dr. Bedrosian was CMO for ARIAD Pharmaceuticals, Inc., where she provided leadership for drug development, and built the clinical organization. Dr. Bedrosian was an Assistant Professor of Medicine at Duke University Medical Center and member of the Duke Comprehensive Cancer Center, where she also completed her residency in internal medicine and fellowship training in hematology and medical oncology. Dr. Bedrosian received her A.B. degree in Honors Chemistry from Harvard University, an M.D. degree from Harvard Medical School and an M.S. degree in Biophysics from the Massachusetts Institute of Technology. She served as a Member of the MIT Corporation Visiting Committee for the Department of Biology from 2017 to 2025. She also served on the board of directors at Rhythm Pharmaceuticals, Inc. (Nasdaq: RYTM) from 2020 to 2025. Currently, Dr. Bedrosian serves on the board of directors of Crinetics Pharmaceuticals, Inc. (Nasdaq: CRNX) and serves as a senior advisor and member of the Development Advisory Board of Scenic Biotech B.V., a biotechnology company.

Gina M. Mazzariello has served as our Chief Legal Officer and General Counsel since February 2022. Ms. Mazzariello brings more than 20 years of experience in the healthcare industry. Prior to Amylyx, Ms. Mazzariello was with Boehringer Ingelheim USA, Inc. (“Boehringer USA”), a subsidiary of Boehringer, a global pharmaceutical company, from August 2015 to February 2022, where she served as Vice President, Human Pharma Business Law. Before Boehringer USA, Ms. Mazzariello served as Global General Counsel, Prescription Medicines at Boehringer from January 2014 to August 2015. She earned a B.S. in Management from Syracuse University and a J.D. from Harvard Law School.

There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he or she was or is to be selected as an executive officer.

There are no material legal proceedings to which any of our executive officers is a party adverse to us or in which any such person has a material interest adverse to us.

EXECUTIVE COMPENSATION

In 2025, we meaningfully advanced our pipeline and positioned the company for what is expected to be a transformative year in 2026. In 2024, we underwent a significant restructuring after voluntarily discontinuing the marketing authorizations for our one commercial product. We also acquired avexitide, a GLP-1 receptor antagonist with U.S. Food and Drug Administration (“FDA”) Breakthrough Designation in 2024. As a result, 2025 was focused on advancing avexitide into a pivotal Phase 3 trial and making important progress on our regulatory and commercial preparations for avexitide. Our compensation committee deemed it appropriate to take certain one-time actions in 2025, including 1) holding executive compensation steady from 2024 to 2025, reflecting our post-restructuring position and 2) granting one-time performance-based restricted stock units (“PSUs”) to executives as part of their annual grant to incentivize the executives on our most important expected milestones, related to avexitide. We also granted PSUs to the broader employee base in an effort to retain the team and provide incentivized opportunities to motivate employees to achieve our new goals and objectives.

In 2025, our Say-on-Pay vote received approximately 58% shareholder support. We take this outcome seriously and are committed to ongoing shareholder engagement to better understand investor perspectives on our executive compensation program. Following the 2025 annual meeting and the Say-on-Pay vote outcome, we reached out to and engaged with our top shareholders. Given our new peer group, the compensation committee approved the following courses of action:

•
Not increasing base salaries for our executive leadership team;
•
Enhancing alignment of pay with performance by incorporating a one-time performance stock unit grant into our long-term incentive program;
•
Enhancing proxy disclosure with respect to all elements of our compensation program; and
•
Including peer group disclosure in our proxy.

We believe these actions reinforce our commitment to pay-for-performance and long-term shareholder value creation.

The following section describes our performance in 2025, the compensation earned in light of that performance, and the performance metrics and other relevant factors that our compensation committee used in making its compensation decisions and recommendations with respect to our Co-Chief Executive Officers and the two other most highly compensated executive officers who were serving as executive officers on December 31, 2025 (collectively, our “Named Executive Officers” or “NEOs”).

For 2025, our Named Executive Officers were as follows:

•
Joshua Cohen, our Co-Chief Executive Officer and Director;
•
Justin Klee, our Co-Chief Executive Officer and Director;
•
James Frates, our Chief Financial Officer; and
•
Camille L. Bedrosian, M.D., our Chief Medical Officer.

The following discussion should be read together with the compensation tables and related disclosures set forth in the “Executive Compensation Tables” section in this proxy statement.

Fiscal Year 2025 Performance Highlights and Achievement of 2025 Corporate Goals

2025 was another important year for the Company. We met or exceeded a majority of our corporate goals for 2025 and advanced our pipeline. More specifically, and to highlight some of our achievements, in 2025:

•
We began dosing in April 2025 and substantially completed enrollment by the end of 2025 for the pivotal Phase 3 LUCIDITY clinical trial of avexitide for the treatment of PBH;
•
We began dosing and completed recruitment of Cohort 1 (n=12) in the Phase 1 LUMINA clinical trial of AMX0114, an investigational antisense oligonucleotide targeting knockdown of calpain-2, for people living with ALS and received FDA Fast Track Designation for AMX0114 in June 2025;
•
We closed our underwritten public offerings in which we issued and sold off an aggregate of approximately 19.7 million and 20.2 million shares of our common stock in January 2025 and September 2025, respectively, with combined net proceeds of $256.2 million, after deducting underwriting discounts and commissions and offering expenses;
•
We presented new long-term Week 48 data from the Phase 2 open-label HELIOS clinical trial of AMX0035 PB and TURSO in adults living with Wolfram syndrome at the Joint Congress of the European Society for Pediatric Endocrinology and the European Society of Endocrinology in May 2025;
•
We presented new exploratory analyses from the Phase 2 PREVENT and Phase 2b clinical trials of avexitide in PBH at the Endocrine Society’s annual meeting in July 2025; and
•
We presented early safety and tolerability data from Cohort 1 of the Phase 1 LUMINA trial of AMX0114 in ALS at the 36th International Symposium on ALS/Motor Neuron Disease in December 2025.

Compensation Objectives and Philosophy

The key objectives of our executive compensation program are to attract, motivate, retain, and reward leaders who create an inclusive and diverse environment and have the skills and experience necessary to successfully execute on our strategic plan to maximize stockholder value. Our executive compensation program is designed to:

•
Attract, retain, and motivate high-caliber, experienced executives in a competitive and dynamic market;
•
Motivate our NEOs to help the Company achieve the best possible financial and operational results to fulfill our mission to improve lives through transformative therapies; and
•
Align the long-term interests of our NEOs with those of our stockholders.

We strive to provide a competitive total compensation opportunity to executives while balancing other important factors. Executives may be compensated above or below levels of compensation for similar positions found in the external market based on factors such as experience, performance, scope of position and the competitive demand for proven executive talent.

Compensation Policies and Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The compensation committee reviews our executive compensation program on an annual basis to ensure consistency with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation-related policies and practices that were in effect during 2025.

What We Do

•
Maintain Independent Compensation Committee. The compensation committee is comprised solely of independent directors who determine our compensation policies and practices;
•
Retain Independent Compensation Adviser. The compensation committee engaged its own independent compensation consultant to provide information and analysis with its 2025 compensation review and other advice on executive compensation;
•
Define a Peer Group. The compensation committee selects peer companies that we compete with for executive officer talent, that have a similar business and are of similar valuation, stage, and size;
•
Conduct an Annual Executive Compensation Review. The compensation committee reviews and approves our compensation strategy annually, including a review of our compensation peer group used for market studies;
•
Use Multi-Year Vesting. The compensation committee approves equity awards with performance-based or multi-year vesting to create incentives that align with strategic company goals or long-term valuation creation;
•
Provide At-Risk Compensation. Our executive compensation program is designed so that a significant portion of our NEOs’ compensation is “at risk” based primarily on corporate performance, as well as equity-based, to align the interests of our NEOs and stockholders; and
•
Maintain a Compensation Recovery Policy. We maintain a policy to recoup erroneously paid incentive compensation in certain instances in accordance with applicable SEC and Nasdaq rules.

What We Don’t Do

•
No Executive Pension Plans or Supplemental Retirement Plans. We do not offer, nor do we have plans to offer, any defined benefit pension plans, supplemental retirement plans, or non-qualified deferred compensation plans or arrangements to our NEOs;
•
No Guaranteed Cash Payments. We do not provide our NEOs with guaranteed base salary increases;
•
No Hedging or Pledging. We do not allow any hedging or pledging by NEOs or directors;
•
No Single-Trigger Change-in-Control Benefits. We do not provide for any benefits solely upon a change-in-control. All severance benefits in connection with a change in control are double-trigger and payable only in connection with a related termination; and
•
No Gross-ups. We do not provide gross-up benefits to any of our executive officers.

Hedging and Pledging Policy

Our board of directors has adopted a policy which prohibits our directors, officers and employees from (i) engaging in any hedging transactions involving company securities or from purchasing or selling any put or call option contract or similar instrument with respect to company securities, and (ii) pledging company securities as collateral for a loan or holding such shares in a margin account. For more information, see “Corporate Governance—Policy on Trading, Pledging, and Hedging of Company Stock.”

Compensation Recovery Policy

We have adopted a Compensation Recovery Policy in compliance with the requirements of applicable SEC and Nasdaq rules. If we are required to prepare an accounting restatement due to material non-compliance with any financial reporting requirements, the Compensation Recovery Policy requires (subject to certain limited exceptions described in the policy and permitted by the final clawback rules) that we recover erroneously awarded compensation received by any current or former executive officer in the three fiscal years prior to the date we were required to restate our financial statements that is in excess of the amount that would have been received based on the restated financial statements. For more information, see “Corporate Governance—Compensation Recovery Policy.”

Executive Compensation Program Overview

Our compensation committee seeks to ensure that our executive compensation program is aligned with the interest of our stockholders and our business goals and that the total compensation paid to each of our Named Executive Officers is fair, reasonable, competitive and aligned with performance conditions. Key elements of our executive compensation program and their purposes include the following:

Base Salaries

•
To provide fixed pay for financial stability and sized to reflect individual responsibilities, experience, contributions and peer company data.

Annual Bonuses

•
To provide a variable pay opportunity based on annual quantitative and qualitative company and individual goals.
•
To motivate the achievement of key short-term strategic and business goals of the Company as well as individual goals. The bonus program is weighted 100% based on achievement of our corporate goals for our Co-Chief Executive Officers and 80% and 20% based on achievement of our corporate goals and individual performance, respectively, for the other Named Executive Officers.

Equity Compensation

•
To align employee interests with those of our stockholders over the longer-term.
•
To reward outstanding Company and individual performance by providing meaningful opportunities to participate in value creation.

•
To promote retention through the use of multi-year vesting.
•
Historically, equity incentives have been granted in the form of time-based stock options and restricted stock units (“RSUs”), subject to multi-year vesting based on continued service. In 2025, our compensation committee granted a portion of each executive’s annual equity incentive awards in the form of one-time PSUs to the executives. The PSUs vest only upon the achievement of specified performance milestones established by the compensation committee. Specifically, 33% of the PSUs vest upon positive avexitide Phase 3 study readout, with the remaining 67% vesting upon FDA approval of avexitide, in each case subject to grantee’s continued service relationship through such vesting dates. In setting these milestones, the compensation committee focused on our most critical corporate objectives, with the intent of closely aligning executive compensation outcomes with the achievement of key strategic milestones.

We have designed our executive compensation program to embody a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executive officers with our stockholders. We believe this link between compensation and the achievement of our near and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Governance of Executive Compensation Program

Role of Our Compensation Committee and Board of Directors

The role of the compensation committee is to recommend to the board of directors the corporate goals and objectives relevant to the compensation of our Co-Chief Executive Officers, evaluate the performance of the Co-Chief Executive Officers in light of such goals, discharge the board of directors’ responsibilities relating to compensation of our other executive officers, and oversee our overall compensation structure, policies and programs.

The primary objective of the compensation committee is to develop and implement compensation policies and plans that ensure the attraction and retention of key management personnel, the motivation of management to achieve our corporate goals and strategies, and the alignment of the interests of management with the long-term interests of our stockholders.

Role of the Compensation Consultant

In connection with fulfilling its duties, the compensation committee recognizes that there is value in procuring independent, objective expertise and counsel, and has the authority to retain an independent compensation consultant to assist it in carrying out its responsibilities and duties. Our compensation committee engaged Pearl Meyer as its independent compensation consultant to advise on executive compensation matters for 2025, including overall compensation program design, peer group development and updates, and director and executive compensation benchmarking.

We develop our compensation programs after reviewing publicly available compensation data from our peer group, as provided by Pearl Meyer. The board of directors and the compensation committee consider Pearl Meyer’s data, analysis and recommendations on compensation matters as they deem appropriate.

Pearl Meyer reports directly to our compensation committee and the committee has the sole authority to retain, terminate and obtain the advice of Pearl Meyer at the Company’s expense. Our compensation committee has assessed the independence of Pearl Meyer consistent with Nasdaq listing standards and has concluded that the engagement of Pearl Meyer does not raise any conflicts of interest.

Role of Management

Our management assists the board of directors and compensation committee by providing information on corporate and individual performance, and management’s perspective on compensation matters. Our Co-Chief Executive Officers provide input on program structures, as well as proposals for adjustments to annual cash compensation, long-term incentive compensation opportunities, and other compensation-related matters for our executive team (except with respect to their own compensation) based on an evaluation of performance for the prior year. The compensation committee reviews and discusses these recommendations and considers them as one factor in determining and approving the compensation of our Named Executive Officers.

Defining and Comparing Compensation to Market Benchmarks

In evaluating pay levels and practices for our NEOs, our compensation committee references market data from a “peer” group of comparable public companies that is recommended by Pearl Meyer. The primary selection criteria used to develop the peer group are industry, valuation, stage, and size. Following the topline results from the Phase 3 PHOENIX trial and our subsequent acquisition of avexitide, we revamped our peer group to consist of clinical-stage companies of comparable market capitalization. In September 2024, our compensation committee approved the companies listed below to be the peer group for compensation determinations for fiscal year 2025.

Peer Group
Aclaris Therapeutics, Inc.	Immunic, Inc.
Adverum Biotechnologies, Inc.	Inozyme Pharma, Inc.
aTyr Pharma, Inc	PepGen Inc.
Aura Biosciences, Inc.	Pyxis Oncology, Inc.
BioAtla, Inc.	RAPT Therapeutics, Inc.
Biomea Fusion, Inc.	Syros Pharmaceuticals, Inc.
Chimerix, Inc.	Verastem, Inc.
CytomX Therapeutics, Inc.	Vigil Neuroscience, Inc.
Gossamer Bio, Inc.	XBiotech Inc.

Consideration of Say-On-Pay Advisory Vote

At our June 5, 2025 annual meeting, we held our most recent “Say-on-Pay” advisory vote on the compensation of our NEOs, which received the support of approximately 58% of the votes cast. Although this is a non-binding advisory vote, because we value the opinion of our stockholders, the board of directors compensation committee has considered the results of the vote and continually evaluates our core compensation principles and objectives, including taking into account feedback received through informal stockholder communications and the results of future “Say-on-Pay” votes, when determining executive compensation.

Primary Elements of Executive Compensation

Base Salaries

The compensation committee reviews the base salaries of our NEOs annually. We also assess salaries at the time of hire, promotion or other change in responsibilities. In establishing and adjusting executive salaries, the compensation committee considers information regarding base salaries paid by our peer group and the individual performance and position of the executive officer. In light of our transition in 2024, our compensation committee determined not to provide any salary adjustments for our NEOs in 2025.

The 2024 and 2025 base salaries of each Named Executive Officer and the percentage increase from 2024 to 2025 are shown in the following table. As noted above, there were no increases to executive salaries from 2024 to 2025 to reflect the changed position of the Company following the removal of our only commercial product from the market.

Name	2024 Salary ($)	2025 Salary ($)	Increase (%)
Joshua Cohen	686,200	686,200	0.0%
Justin Klee	686,200	686,200	0.0%
James Frates	540,600	540,600	0.0%
Camille L. Bedrosian, M.D.	575,000	575,000	0.0%

Annual Incentive Bonuses

We have a formal bonus program that is reviewed and approved annually by the compensation committee and designed to capture the needs of the business. The bonus program balances our emphasis on pay-for-performance with our stage as a late clinical stage publicly-traded company and provides a scalable approach. The bonus program is weighted 100% based on achievement of our corporate goals for our Co-Chief Executive Officers and 80% and 20% based on achievement of our corporate goals and individual performance, respectively, for the other Named Executive Officers.

In February 2025, with input from our Co-Chief Executive Officers and the board of directors, we established overall corporate goals against which the performance of our NEOs would be measured for purposes of determining their 2025 bonus payments. In establishing the 2025 corporate goals, we focused on objectives likely to bring both short-term and long-term stockholder value. Although our corporate goals are intended to be achievable with significant effort, they are substantially uncertain to be achieved and, as a result, we do not expect that every goal will actually be attained in any given year.

For 2025, bonuses may be earned at levels ranging from 0% to 150% of the applicable target amount. The target bonus opportunity for each NEO is set forth in the table below.

	2025 Target Annual Bonus
Name	Percentage of Base Salary	($)
Joshua Cohen	75%	514,650
Justin Klee	75%	514,650
James Frates	45%	243,270
Camille L. Bedrosian, M.D.	45%	258,750

For 2025, the compensation committee evaluated corporate performance across our key strategic pillars as described in the table below:

Goal	Weighting
2025 Goals
Advance and Execute on Lead Program Avexitide	50.0%
Ensure Adequate Runway and Financial Resources	20.0%
Advance and Execute on Pipeline Programs	15.0%
Operate with High Quality, in a People-Centric Culture, Focused on our Mission	15.0%
Total	100.0%

Based on the recommendation from the compensation committee, the board of directors approved an overall achievement rate of 106.5%, reflecting strong performance against our stated corporate goals, success in executing two significant financings, strong progress in enrolling our Phase 3 trial for avexitide in PBH, maintaining a strong pipeline of assets, and effective leadership in fostering a strong, people-centric culture that motivated and retained talent with minimal attrition during a pivotal year for us.

Equity Compensation

Overview

We believe that equity incentive awards provide our NEOs with a strong link to our long-term performance, create an ownership culture and help to align the interests of our NEOs and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incents our NEOs to remain in our employment during the vesting period.

The compensation committee typically grants, or recommends that the board of directors grant, long-term equity incentive awards for Named Executive Officers at the start of their employment, and annually thereafter in connection with their annual performance review. Additionally, the compensation committee or board of directors may periodically, on a limited and judicious basis, grant additional equity incentive awards based on individual role, performance and contribution, as well as competitive market data and information.

Annual Equity Incentive Awards

For 2025, the long-term equity incentive component of each Named Executive Officer’s compensation was partially in the form of stock options, partially in the form of RSUs and partially in the form of one-time PSUs. Each stock option vests over four years, with 25% of the shares subject to the option vesting on the first anniversary of the date of grant and the remaining shares vesting in 36 equal monthly installments thereafter. Each RSU award vests in equal annual installments over four years. Each PSU award vests only upon the achievement of specified performance milestones established by the compensation committee. Specifically, 33% of the PSUs vest upon positive avexitide Phase 3 study readout, with the remaining 67% vesting upon FDA approval of avexitide, in each case subject to grantee’s continued service relationship through such vesting dates. In setting these milestones, the compensation committee focused on our most critical corporate objectives, with the intent of closely aligning executive compensation outcomes with the achievement of key strategic milestones. The following table sets forth number of shares for each such award granted to our Named Executive Officers.

	Stock Options	RSUs	PSUs
Name	Number of Shares (#)	Number of Shares (#)	Number of Shares (#)
Joshua Cohen	270,177	180,118	180,118
Justin Klee	270,177	180,118	180,118
James Frates	102,630	68,420	68,420
Camille L. Bedrosian, M.D.	102,630	68,420	68,420

As of December 31, 2025, the PSU milestones have not been achieved and the awards remained outstanding in full.

Other Benefits

Retirement Plans

We maintain a tax-qualified 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual Internal Revenue Code limits. We provide a safe-harbor contribution equal to 5% of each employee’s compensation to employees who satisfy the minimum service requirements. The percentage of company contributions for eligible Named Executive Officers are the same percentage as for other eligible employees.

Perquisites and Welfare Benefits

Our Named Executive Officers are eligible to participate in our employee benefit plans on the same basis as our other employees, including our health and welfare plans. Additionally, pursuant to Dr. Bedrosian’s employment agreement, we provide her with reimbursement of travel-related expenses in connection with her travel to and from San Rafael, California to our headquarters.

We do not provide our Named Executive Officers with automobiles or reimbursement for country clubs, financial planning or things of a similar nature.

Employment Agreements

We have entered into employment agreements with each of our Named Executive Officers which provide for “at will” employment. For additional information regarding the material terms of each Named Executive Officer’s employment agreement, please see the section below titled “Employment Arrangements with our Named Executive Officers.”

Compensation Risk Assessment

We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. We structure our pay to consist of both fixed and variable compensation. We believe this structure motivates our executive officers to produce superior short and long-term results that are in the best interests of our company and stockholders. We have established, and our compensation committee endorses, these structures in order to address and mitigate compensation related risk. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Limitation of Liability and Indemnification Agreements

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

We have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•
any breach of the director’s duty of loyalty to us or our stockholders;
•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or
•
any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, the bylaws provide that:

•
we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and
•
we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors, our executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us or in furtherance of our rights. Additionally, certain of our directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors or officers are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Compensation Committee Interlocks and Insider Participation

For the 2025 fiscal year, Paul Fonteyne, George Mclean Milne Jr., Ph.D., and Daphne Quimi served as members of our compensation committee. None of the members of our compensation committee is, or has ever been, an officer or employee of our company. During the 2025 fiscal year, no executive officer of our company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (ii) a director of another entity, one of whose executive officers served on our compensation committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our company.

Executive Compensation Tables

2025 Summary Compensation Table

The following table provides information regarding the total compensation awarded to, earned by, and paid to our NEOs in the years indicated.

Name and Principal Position	Year	Salary $	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Joshua Cohen Co-Chief Executive Officer and Director	2025	686,200	—	650,226	817,783	548,098	17,500	2,719,807
	2024	686,200	—	2,585,771	2,685,179	521,855	17,250	6,496,255
Justin Klee Co-Chief Executive Officer and Director	2025	686,200	—	650,226	817,783	548,098	17,500	2,719,807
	2024	686,200	—	2,585,771	2,685,179	521,855	17,250	6,496,255
James Frates Chief Financial Officer	2025	540,600	—	246,996	311,148	259,083	17,500	1,375,327
	2024	540,600	—	885,672	848,404	248,427	17,250	2,540,353
Camille L. Bedrosian, M.D. (5) Chief Medical Officer	2025	575,000	—	246,996	312,872	275,569	157,237	1,567,674

(1)
Amounts shown reflect the grant date fair value of RSUs awarded during fiscal years 2025 and 2024, and PSUs awarded during fiscal year 2025, in each case, determined in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 10 to our consolidated financial statements included in our 2025 Annual Report. The amounts reported in this column reflect the accounting cost for the RSUs and PSUs and do not correspond to the actual economic value that may be received upon vesting or settlement of the RSUs or PSUs, or sale of any of the underlying shares of common stock. For PSUs granted during 2025, we determined that, as of the respective grant dates, it was not probable (as defined under applicable accounting standards) that any of the performance conditions would be achieved and, as a result, we assigned a grant date fair value of $0. The value of such PSUs at the grant date, assuming all performance conditions are achieved, is equal to $650,226 for Mr. Cohen, $650,226 for Mr. Klee, $246,996 for Mr. Frates, and $246,996 for Dr. Bedrosian.
(2)
The amounts reported represent the aggregate grant date fair value of the stock options awarded to the NEOs and the incremental fair value of option awards materially modified during fiscal years 2025 and 2024, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 10 to our consolidated financial statements included in our 2025 Annual Report. The amounts reported in this column reflect the accounting cost for the stock options and do not correspond to the actual economic value that may be received upon vesting or exercise of the stock options or sale of any of the underlying shares of common stock.
(3)
The amounts reported represent annual incentive bonuses earned in 2025 and 2024 and paid in February 2026 and February 2025, respectively, based on the achievement of pre-established performance goals as determined by our board of directors.
(4)
Except as otherwise noted, the amounts reported in the “All Other Compensation” column represent safe harbor employer contributions under our 401(k) Plan. For Dr. Bedrosian, amount reported for fiscal year 2025 includes reimbursement of travel-related expenses to and from San Rafael, California to our headquarters.
(5)
Dr. Bedrosian was not a Named Executive Officer for 2024, and accordingly compensation information is only disclosed for 2025.

Employment Arrangements with our Named Executive Officers

Below is a summary of the material terms of the employment agreements with each of our NEOs.

Employment Agreement with Joshua Cohen

In connection with our IPO, we entered into an employment agreement with Mr. Cohen which became effective on January 6, 2022, the closing of our IPO, pursuant to which we employ Mr. Cohen as our Co-Chief Executive Officer on an “at-will” basis. Mr. Cohen’s employment agreement provides that his annual base salary is subject to periodic review by our board of directors or compensation committee. In addition, the employment agreement provides that Mr. Cohen is eligible to receive cash incentive compensation as determined by our board of directors or compensation committee. Mr. Cohen is also eligible to participate in our employee benefit plans generally in effect from time to time, subject to the terms and conditions of such plans.

In the event of a termination of Mr. Cohen’s employment by the Company without “cause” or by Mr. Cohen for “good reason” (as such terms are defined in his employment agreement), subject to Mr. Cohen’s execution and non-revocation of a separation agreement and release of claims, Mr. Cohen will be entitled to receive (i) cash severance equal to the sum of twelve (12) months of base salary, plus a pro-rated portion of his target bonus for the year in which his termination occurs, payable in substantially equal installments over twelve (12) months following his date of termination, (ii) acceleration of time-based equity awards that would have become fully vested and exercisable or nonforfeitable had Mr. Cohen remained employed by the Company for the twelve (12) month period immediately following the date of termination, and (iii) subject to Mr. Cohen’s election to receive continued health benefits under COBRA and copayment of premium amounts at the applicable active employees’ rate, monthly payments equal to employer contribution amount that the Company would have made to provide health insurance to Mr. Cohen if he had remained employed by the Company until the earliest of (A) twelve (12) months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Cohen’s COBRA health continuation period.

In lieu of the payments and benefits described above, in the event that Mr. Cohen’s employment is terminated by us without “cause,” or by him for “good reason,” in each case, within three (3) months prior to or twelve (12) months following a “change in control” (as defined in his employment agreement), and subject to Mr. Cohen’s execution and non-revocation of a separation agreement and release of claims, Mr. Cohen will be entitled to receive (i) a lump sum in cash equal to 1.5 times the sum of Mr. Cohen’s then current base salary (or the base salary in effect immediately prior to the change in control, if higher) plus Mr. Cohen’s target bonus for the year of termination (or the target bonus in effect immediately prior to the change in control, if higher); (ii) full acceleration of vesting of all time-based equity awards (including any performance-based awards that were converted to time-based awards in connection with the change in control and are then outstanding and eligible to vest based on Mr. Cohen’s continued employment); and (iii) subject to Mr. Cohen’s election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, monthly payments equal to employer contribution amount that the Company would have made to provide health insurance to Mr. Cohen if he had remained employed by the Company until the earliest of (A) eighteen (18) months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Cohen’s COBRA health continuation period.

In addition, upon a “change in control” (as defined in Mr. Cohen’s employment agreement), except as otherwise set forth in the applicable equity award agreement, any equity awards with performance-based conditions and restrictions, or “performance-based equity awards,” held by Mr. Cohen which are outstanding and unearned will be deemed earned based on the greater of target or actual performance as measured through such change in control, and be subject to time-based vesting based on Mr. Cohen’s continued employment for the remainder of the performance period.

The payments and benefits provided under Mr. Cohen’s employment agreement in connection with a change in control may not be eligible for a federal income tax deduction for the Company pursuant to Section 280G of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). These payments and benefits may also subject Mr. Cohen to an excise tax under Section 4999 of the Internal Revenue Code. If the payments or benefits payable to Mr. Cohen in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.

Pursuant to his employment agreement, Mr. Cohen is subject to standard confidentiality and nondisclosure, assignment of intellectual property work product and post-termination non- solicitation of employees, consultants and customers covenants.

Employment Agreement with Justin Klee

In connection with our IPO, we entered into an employment agreement with Mr. Klee which became effective on January 6, 2022, the closing of our IPO, pursuant to which we employ Mr. Klee as our Co-Chief Executive Officer on an “at-will” basis. Mr. Klee’s employment agreement provides that his annual base salary is subject to periodic review by our board of directors or compensation committee. In addition, the employment agreement provides that Mr. Klee is eligible to receive cash incentive compensation as determined by our board of directors or compensation committee. Mr. Klee is also eligible to participate in our employee benefit plans generally in effect from time to time, subject to the terms and conditions of such plans.

In the event of a termination of Mr. Klee’s employment by the Company without “cause” or by Mr. Klee for “good reason” (as such terms are defined in his employment agreement), subject to Mr. Klee’s execution and non-revocation of a separation agreement and release of claims, Mr. Klee will be entitled to receive (i) cash severance equal to the sum of twelve (12) months of base salary, plus a pro-rated portion of his target bonus for the year in which his termination occurs, payable in substantially equal installments over twelve (12) months following his date of termination, (ii) acceleration of time-based equity awards that would have become fully vested and exercisable or nonforfeitable had Mr. Klee remained employed by the Company for the twelve (12) month period immediately following the date of termination, and (iii) subject to Mr. Klee’s election to receive continued health benefits under COBRA and copayment of premium amounts at the applicable active employees’ rate, monthly payments equal to employer contribution amount that the Company would have made to provide health insurance to Mr. Klee if he had remained employed by the Company until the earliest of (A) twelve (12) months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Klee’s COBRA health continuation period.

In lieu of the payments and benefits described above, in the event that Mr. Klee’s employment is terminated by us without “cause,” or by him for “good reason,” in each case, within three (3) months prior to or twelve (12) months following a “change in control” (as defined in his employment agreement), and subject to Mr. Klee’s execution and non-revocation of a separation agreement and release of claims, Mr. Klee will be entitled to receive (i) a lump sum in cash equal to 1.5 times the sum of Mr. Klee’s then current base salary (or the base salary in effect immediately prior to the change in control, if higher) plus Mr. Klee’s target bonus for the year of termination (or the target bonus in effect immediately prior to the change in control, if higher); (ii) full acceleration of vesting of all time-based equity awards (including any performance-based awards that were converted to time-based awards in connection with the change in control and are then outstanding and eligible to vest based on Mr. Klee’s continued employment); and (iii) subject to Mr. Klee’s election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, monthly payments equal to employer contribution amount that the Company would have made to provide health insurance to Mr. Klee if he had remained employed by the Company until the earliest of (A) 18 months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Klee’s COBRA health continuation period.

In addition, upon a “change in control” (as defined in Mr. Klee’s employment agreement), except as otherwise set forth in the applicable equity award agreement, any performance-based equity awards, held by Mr. Klee which are outstanding and unearned will be deemed earned based on the greater of target or actual performance as measured through such change in control, and subject to time-based vesting based on Mr. Klee’s continued employment for the remainder of the performance period.

The payments and benefits provided under Mr. Klee’s employment agreement in connection with a change in control may not be eligible for a federal income tax deduction for the Company pursuant to Section 280G of the Internal Revenue Code. These payments and benefits may also subject Mr. Klee to an excise tax under Section 4999 of the Internal Revenue Code. If the payments or benefits payable to Mr. Klee in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.

Pursuant to his employment agreement, Mr. Klee is subject to standard confidentiality and nondisclosure, assignment of intellectual property work product and post-termination non- solicitation of employees, consultants and customers covenants.

Employment Agreement with James Frates

In connection with our IPO, we entered into an employment agreement with Mr. Frates which became effective on January 6, 2022, the closing of our IPO, pursuant to which we employ Mr. Frates as our Chief Financial Officer on an “at-will” basis. Mr. Frates’ employment agreement provides that his annual base salary is subject to periodic review by our board of directors or compensation committee. In addition, the employment agreement provides that Mr. Frates is eligible to receive cash incentive compensation as determined by our board of directors or compensation committee. Mr. Frates is also eligible to participate in our employee benefit plans generally in effect from time to time, subject to the terms and conditions of such plans.

In the event of a termination of Mr. Frates’ employment by the Company without “cause” or by him for “good reason” (as such terms are defined in his employment agreement), subject to Mr. Frates’ execution and non-revocation of a separation agreement and release of claims, Mr. Frates will be entitled to receive (i) cash severance equal to the sum of nine (9) months of base salary payable in substantially equal installments over nine (9) months following his date of termination, and (ii) subject to Mr. Frates’ election to receive continued health benefits under COBRA and copayment of premium amounts at the applicable active employees’ rate, monthly payments equal to employer contribution amount that the Company would have made to provide health insurance to Mr. Frates if he had remained employed by the Company until the earliest of (A) nine (9) months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Frates’ COBRA health continuation period.

In lieu of the payments and benefits described above, in the event that Mr. Frates’ employment is terminated by us without cause, or by him for good reason, in each case, within three (3) months prior to or twelve (12) months following a “change in control” (as defined in his employment agreement), and subject to Mr. Frates’ execution and non-revocation of a separation agreement and release of claims, Mr. Frates will be entitled to receive (i) a lump sum in cash equal to 1.0 times the sum of Mr. Frates’ then current base salary (or the base salary in effect immediately prior to the change in control, if higher) plus Mr. Frates’ target bonus for the year of termination (or the target bonus in effect immediately prior to the change in control, if higher); (ii) full acceleration of vesting of all time-based equity awards (including any performance-based awards that were converted to time-based awards in connection with the change in control and are then outstanding and eligible to vest based on Mr. Frates’ continued employment); and (iii) subject to Mr. Frates’ election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, monthly payments equal to employer contribution amount that the Company would have made to provide health insurance to Mr. Frates if he had remained employed by the Company until the earliest of (A) twelve (12) months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Frates’ COBRA health continuation period.

In addition, upon a “change in control” (as defined in Mr. Frates’ employment agreement), except as otherwise set forth in the applicable equity award agreement, any performance-based equity awards held by Mr. Frates which are outstanding and unearned will be deemed earned based on the greater of target or actual performance as measured through such change in control, and subject to time-based vesting based on Mr. Frates’ continued employment for the remainder of the performance period.

The payments and benefits provided under Mr. Frates’ employment agreement in connection with a change in control may not be eligible for a federal income tax deduction for the Company pursuant to Section 280G of the Internal Revenue Code. These payments and benefits may also subject Mr. Frates to an excise tax under Section 4999 of the Internal Revenue Code. If the payments or benefits payable to Mr. Frates in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.

Pursuant to his employment agreement, Mr. Frates is subject to standard confidentiality and nondisclosure, assignment of intellectual property work product and post-termination non- solicitation of employees, consultants and customers covenants.

Employment Agreement with Camille Bedrosian, M.D.

On November 6, 2023, we entered into an employment agreement with Dr. Bedrosian in connection with her commencement of employment, pursuant to which we employ her as our Chief Medical Officer. Dr. Bedrosian’s employment agreement provides that her annual base salary is subject to periodic review by our board of directors or compensation committee. In addition, the employment agreement provides that Dr. Bedrosian is eligible to receive cash incentive compensation as determined by our board of directors or compensation committee. Dr. Bedrosian is also eligible to participate in our employee benefit plans generally in effect from time to time, subject to the terms and conditions of such plans.

Dr. Bedrosian is also eligible to receive reimbursement for all reasonable travel-related expenses in connection with her travel to and from San Rafael, California to the Company’s headquarters in Cambridge, Massachusetts.

In the event of a termination of Dr. Bedrosian’s employment by the Company without “cause” or by her for “good reason” (as such terms are defined in her employment agreement), subject to Dr. Bedrosian’s execution and non-revocation of a separation agreement and release of claims, Dr. Bedrosian will be entitled to receive (i) cash severance equal to the sum of nine (9) months of base salary, payable in substantially equal installments over nine (9) months following her date of termination, and

(ii) subject to Dr. Bedrosian’s election to receive continued health benefits under COBRA and copayment of premium amounts at the applicable active employees’ rate, monthly payments equal to employer contribution amount that the Company would have made to provide health insurance to Dr. Bedrosian if she had remained employed by the Company until the earliest of (A) nine (9) months following termination; (B) the date she becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Dr. Bedrosian’s COBRA health continuation period.

In lieu of the payments and benefits described above, in the event that Dr. Bedrosian’s employment is terminated by us without cause, or by her for good reason, in each case, within three (3) months prior to or twelve (12) months following a change in control and subject to Dr. Bedrosian’s execution and non-revocation of a release, Dr. Bedrosian will be entitled to receive (i) a lump sum in cash equal to 1.0 times the sum of Dr. Bedrosian’s then current base salary (or the base salary in effect immediately prior to the change in control, if higher) plus Dr. Bedrosian’s target bonus for the current year (or the target bonus in effect immediately prior to the change in control, if higher); (ii) full acceleration of vesting of all time-based equity awards, and any performance-based awards that are then outstanding and eligible to vest based on Dr. Bedrosian’s continued employment shall accelerate and become fully vested and exercisable; and (iii) subject to Dr. Bedrosian’s election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, monthly payments equal to employer contribution amount that the Company would have made to provide health insurance to Dr. Bedrosian if she had remained employed by the Company until the earliest of (A) twelve (12) months following termination; (B) the date she becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Dr. Bedrosian’s COBRA health continuation period.

In addition, upon a “change in control” (as defined in Dr. Bedrosian’s employment agreement), except as otherwise set forth in the applicable equity award agreement, any performance-based equity awards held by Dr. Bedrosian which are outstanding and unearned will be deemed earned based on the greater of target or actual performance as measured through such change in control, and subject to time-based vesting based on Dr. Bedrosian’s continued employment for the remainder of the performance period.

The payments and benefits provided under Dr. Bedrosian’s employment agreement in connection with a change in control may not be eligible for a federal income tax deduction for the Company pursuant to Section 280G of the Internal Revenue Code. These payments and benefits may also subject Dr. Bedrosian to an excise tax under Section 4999 of the Internal Revenue Code. If the payments or benefits payable to Dr. Bedrosian in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to her.

Pursuant to her employment agreement, Dr. Bedrosian is subject to standard confidentiality and nondisclosure, assignment of intellectual property work product and post-termination non-solicitation of employees, consultants and customers covenants.

Outstanding Equity Awards at Fiscal 2025 Year-End

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2025.

		Option Awards (1)(3)				Stock Awards (3)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Joshua Cohen	2/19/2021	200,000	—	7.57	2/19/2026	—	—	—	—
	1/6/2022	330,468	7,032	19.00	1/6/2032	—	—	—	—
	1/6/2022	—	—	—	—	18,750	226,500	—	—
	3/16/2023	154,687	70,313	32.08	3/16/2033	—	—	—	—
	3/16/2023	—	—	—	—	25,000	302,000	—	—
	2/26/2024	87,083	102,917	17.56	2/26/2034	—	—	—	—
	2/26/2024	—	—	—	—	95,001	1,147,612	—	—
	4/16/2024	158,333	221,667	2.01	4/16/2034	—	—	—	—
	3/6/2025	—	270,177	3.61	3/6/2035	—	—	—	—
	3/6/2025	—	—	—	—	180,118	2,175,825	—	—
	3/6/2025	—	—	—	—	—	—	180,118	2,175,825
Justin Klee	2/19/2021	200,000	—	7.57	2/19/2026	—	—	—	—
	1/6/2022	330,468	7,032	19.00	1/6/2032	—	—	—	—
	1/6/2022	—	—	—	—	18,750	226,500	—	—
	3/16/2023	154,687	70,313	32.08	3/16/2033	—	—	—	—
	3/16/2023	—	—	—	—	25,000	302,000	—	—
	2/26/2024	87,083	102,917	17.56	2/26/2034	—	—	—	—
	2/26/2024	—	—	—	—	95,001	1,147,612	—	—
	4/16/2024	158,333	221,667	2.01	4/16/2034	—	—	—	—
	3/6/2025	—	270,177	3.61	3/6/2035	—	—	—	—
	3/6/2025	—	—	—	—	180,118	2,175,825	—	—
	3/6/2025	—	—	—	—	—	—	180,118	2,175,825
James Frates	1/25/2021	363,835	—	6.88	1/25/2031	—	—	—	—
	1/6/2022	139,531	2,969	19.00	1/6/2032	—	—	—	—
	1/6/2022	—	—	—	—	7,917	95,637	—	—
	2/11/2022	23,958	1,042	19.63	2/11/2032	—	—	—	—
	3/16/2023	67,031	30,469	32.08	3/16/2033	—	—	—	—
	3/16/2023	—	—	—	—	10,834	130,875	—	—
	2/26/2024	27,500	32,500	17.56	2/26/2034	—	—	—	—
	2/26/2024	—	—	—	—	30,000	362,400	—	—
	4/16/2024	50,000	70,000	2.01	4/16/2034	—	—	—	—
	3/6/2025	—	102,630	3.61	3/6/2035	—	—	—	—
	3/6/2025	—	—	—	—	68,420	826,514	—	—
	3/6/2025	—	—	—	—	—	—	68,420	826,514
Camille L. Bedrosian, M.D.	11/27/2023	81,250	81,250	12.93	11/26/2033	—	—	—	—
	11/27/2023	—	—	—	—	29,167	352,337	—	—
	4/16/2024	50,000	70,000	2.01	4/16/2034	—	—	—	—
	3/6/2025	—	102,630	3.61	3/6/2035	—	—	—	—
	3/6/2025	—	—	—	—	68,420	826,514	—	—
	3/6/2025	—	—	—	—	—	—	68,420	826,514

(1)
Except as otherwise set forth below, each stock option award vests over four years, with respect to 25% of the shares on the first anniversary of the grant date and the remaining 75% of the shares in 36 equal monthly installments thereafter, subject to the Named Executive Officer’s continued service relationship with us on each applicable vesting date.

(2)
Represents RSUs which vest over four years in four equal annual installments following the grant date subject to the Named Executive Officer’s continued service relationship with us on each vesting date.
(3)
Pursuant to their respective employment agreements, in the event that Mr. Klee or Mr. Cohen are terminated without cause or resign for good reason, their time-based stock options and RSUs will accelerate by twelve (12) months, and in the event that Mr. Klee, Mr. Cohen, Mr. Frates or Dr. Bedrosian is terminated without cause or resigns for good reason within 3 months prior to or 12 months following a change in control, any unvested shares subject to the executive’s time-based stock options and RSUs will fully accelerate. In addition, upon a change in control, except as otherwise set forth in the applicable equity award agreement, PSUs held by each NEO which are outstanding and unearned will be deemed earned based on the greater of target or actual performance as measured through such change in control, and subject to time-based vesting based on such NEO’s continued employment through the remainder of the performance period.
(4)
Represents the market value of the shares based on the closing price of our common stock on December 31, 2025, the last trading day of the 2025 fiscal year, or $12.08.
(5)
Each PSU award only vests upon the occurrence of certain corporate performance milestones. Specifically, 33% of the PSUs vest upon positive avexitide Phase 3 study readout, with the remaining 67% vesting upon FDA approval of avexitide, in each case subject to grantee’s continued service relationship through such vesting dates. As of December 31, 2025, none of the performance milestones have been achieved. The number of shares reported in the table above reflects the target number of shares subject to such PSU awards, which is also the maximum number of shares subject to such PSU awards.

Equity Grant Timing

We have adopted an Equity Award Grant Policy which established its process for granting equity awards. While we may make grants at any time, it will generally make grants in connection with the hire of a new employee, the promotion of an existing employee, or on an annual basis to existing employees. During 2025, our compensation committee did not take into account any material nonpublic information when determining the timing and terms of equity incentive awards, and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2025, we did not grant stock options to our NEOs during any period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-Q, 10-K or 8-K that discloses material nonpublic information.

Pay Versus Performance

We are a “smaller reporting company” as defined by Item 10(f)(1) of Regulation S-K and are therefore permitted to provide scaled pay versus performance disclosures.

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following disclosure regarding “Compensation Actually Paid,” as determined under SEC rules, for our principal executive officers (collectively, “PEOs”) and non-PEO NEOs as a group and Company financial performance for the fiscal years listed below. This disclosure does not necessarily reflect value actually realized by the executive or how our compensation committee evaluates compensation decisions in light of company or individual performance. The compensation committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for Joshua Cohen ($)	Summary Compensation Table Total for Justin Klee ($)	Compensation Actually Paid to Joshua Cohen ($) (4)	Compensation Actually Paid to Justin Klee ($) (4)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($) (4)	Total Shareholder Return ($)	Net Income (Thousands) ($)
2025 (1)	2,719,807	2,719,807	12,273,590	12,273,590	1,471,501	5,026,822	67	(144,735)
2024 (2)	6,496,255	6,496,255	1,033,802	1,033,802	2,419,675	152,156	21	(301,743)
2023 (3)	7,418,169	7,418,169	(6,397,526)	(6,397,526)	3,086,015	(3,219,395)	81	49,271

(1)
For 2025, the PEOs were our Co-Chief Executive Officers, Joshua Cohen and Justin Klee, and the non-PEO NEOs were James Frates and Camille L. Bedrosian, M.D.
(2)
For 2024, the PEOs were our Co-Chief Executive Officers, Joshua Cohen and Justin Klee, and the non-PEO NEOs were James Frates and Gina M. Mazzariello.

(3)
For 2023, the PEOs were our Co-Chief Executive Officers, Joshua Cohen and Justin Klee, and the non-PEO NEOs were James Frates, Gina M. Mazzariello, Camille L. Bedrosian, M.D. and Margaret Olinger.
(4)
Compensation Actually Paid reflects the total compensation reported in the Summary Compensation Table for the applicable year adjusted to include or exclude the amounts shown in the tables below for the NEOs. To calculate Compensation Actually Paid, the following amounts were deducted from and added to the Summary Compensation Table total compensation, computed in accordance with Item 402(v) of Regulation S-K:

PEO Summary Compensation Total to Compensation Actually Paid Reconciliation

Year	Summary Compensation Total for Joshua Cohen ($)	Deduction of Equity Awards for Joshua Cohen ($) (a)	Addition of Adjusted Equity Awards for Joshua Cohen ($) (b)	Compensation Actually Paid to Joshua Cohen ($)
2025	2,719,807	(1,468,009)	11,021,792	12,273,590
2024	6,496,255	(5,270,950)	(191,503)	1,033,802
2023	7,418,169	(6,337,928)	(7,477,767)	(6,397,526)

Year	Summary Compensation Total for Justin Klee ($)	Deduction of Equity Awards for Justin Klee ($) (a)	Addition of Adjusted Equity Awards for Justin Klee ($) (b)	Compensation Actually Paid to Justin Klee ($)
2025	2,719,807	(1,468,009)	11,021,792	12,273,590
2024	6,496,255	(5,270,950)	(191,503)	1,033,802
2023	7,418,169	(6,337,928)	(7,477,767)	(6,397,526)

Average non-PEO NEOs Summary Compensation Total to Compensation Actually Paid Reconciliation

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Deduction of Equity Awards for Non-PEO NEOs ($) (a)	Average Addition of Adjusted Equity Awards for Non-PEO NEOs ($) (b)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	1,471,501	(559,006)	4,114,327	5,026,822
2024	2,419,675	(1,658,789)	(608,730)	152,156
2023	3,086,015	(2,391,751)	(3,913,659)	(3,219,395)

(a)
Represents the grant date fair value of equity-based awards granted each year and reported in the Summary Compensation Table for each year shown. See the footnotes to the Summary Compensation Table for further detail regarding the amounts in this column.
(b)
Reflects the value of equity calculated in accordance with the SEC methodology for determining the compensation actually paid for each year shown.

The amounts in the Addition of Adjusted Equity Awards in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Joshua Cohen ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Joshua Cohen ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Joshua Cohen ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Joshua Cohen ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Joshua Cohen ($)	Total - Addition of Adjusted Equity Awards for Joshua Cohen ($)
2025	5,173,379	4,288,660	—	1,559,753	—	11,021,792
2024	2,777,461	(2,416,000)	—	(552,964)	—	(191,503)
2023	2,907,378	(5,721,351)	—	(4,663,794)	—	(7,477,767)

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Justin Klee ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Justin Klee ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Justin Klee ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Justin Klee ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Justin Klee ($)	Total - Addition of Adjusted Equity Awards for Justin Klee ($)
2025	5,173,379	4,288,660	—	1,559,753	—	11,021,792
2024	2,777,461	(2,416,000)	—	(552,964)	—	(191,503)
2023	2,907,378	(5,721,351)	—	(4,663,794)	—	(7,477,767)

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Addition of Adjusted Equity Awards for Non-PEO NEOs ($)
2025	1,965,171	1,457,135	—	689,996	—	4,114,327
2024	920,443	(1,073,572)	—	(457,625)	—	(608,730)
2023	1,199,553	(1,766,664)	—	(2,651,863)	(696,708)	(3,913,659)

The above tables omit columns relating to adjustments necessary for awards granted during the applicable year that vested during the same year or any dividends paid during the applicable year, in each case, because no such adjustments were applicable.

Description of Relationship Between PEO and non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compenjsation Actually Paid to our PEO, the average of Compensation Actually Paid to our non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

CAP vs. TSR
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
-$10,000,000
Compensation Actually Paid
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
Total Shareholder Return
2023
2024
2025
PEO CAP
Average Non-PEO CAP
Company TSR

Description of Relationship Between PEO and non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our non-PEO NEOs, and our Net Income during the three most recently completed fiscal years.

CAP vs. Net Income
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
-$10,000,000
Compensation Actually Paid
$100,000
$50,000
$0
-$50,000
-$100,000
-$150,000
-$200,000
-$250,000
-$300,000
-$350,000
Net Income (dollars in millions)
2023
2024
2025
PEO CAP
Average Non-PEO CAP
Net Income

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2025 regarding shares of common stock that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders (1)	13,878,662	(2)	$11.88	(3)	7,449,144	(4)(5)
Equity compensation plans not approved by security holders (6)	343,767	(7)	13.69	(3)	360,167	(8)
Total	14,222,429		$11.93		7,809,311

(1)
Consists of (i) our 2015 Stock Option and Restricted Stock Plan (the “2015 Plan”), (ii) our 2022 Stock Option and Incentive Plan (the “2022 Plan”), and (iii) our 2022 Employee Stock Purchase Plan (the “ESPP”).
(2)
Includes 9,143,951 shares of common stock issuable upon the exercise of outstanding options, 2,645,217 shares of common stock issuable upon the settlement of outstanding RSUs and 2,089,494 shares of common stock issuable upon the settlement of outstanding PSUs.
(3)
Represents the weighted average exercise price of outstanding stock options, calculated excluding RSUs and PSUs because neither have an exercise price.
(4)
As of December 31, 2025, there were 4,815,653 shares available for grant under the 2022 Plan (which amount excludes the 5,494,225 shares which were added to the number of shares available for grant under the 2022 Plan on January 1, 2026 pursuant to the automatic annual increase). As of December 31, 2025, there were 2,633,491 shares available for issuance under the ESPP (which amount excludes the 1,098,845 shares which were added to the number of shares available for grant under the ESPP on January 1, 2026 pursuant to the automatic annual increase).
(5)
Our board of directors determined not to grant any additional awards under the 2015 Plan following the date of our IPO, but all outstanding awards under the 2015 Plan will continue to be governed by their existing terms. The shares of common stock underlying any awards granted under the 2015 Plan or 2022 Plan that are forfeited, canceled, reacquired by us prior to vesting, satisfied without the issuance of stock, or otherwise terminated (other than by exercise) and the shares of common stock that are withheld upon exercise of a stock option or settlement of such award to cover the exercise price or tax withholding will be added to the shares of common stock available for issuance under the 2022 Plan. The 2022 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2023, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our compensation committee. The ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2023, through January 1, 2032, by the least of 1,210,000 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our compensation committee.
(6)
Consists of our 2023 Inducement Plan.
(7)
Includes 263,900 shares of common stock issuable upon the exercise of outstanding options and 79,867 shares of common stock issuable upon the settlement of outstanding RSUs.
(8)
As of December 31, 2025, there were 360,167 shares available for grant under the 2023 Inducement Plan.

CEO Pay Ratio

Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median paid employee as compared to the total compensation paid to our Co-Chief Executive Officers (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.

We identified the median paid employee using our employee population on December 31, 2025, including all employees (except our Co-Chief Executive Officers). We identified the median employee using the employee's annualized total compensation in accordance with the requirements of the Summary Compensation Table as of December 31, 2025 for all active employees as of that date. Our median paid employee compensation as calculated using Summary Compensation Table requirements was $298,360. The compensation for each of our Co-Chief Executive Officers as reported in the Summary Compensation Table was $2,719,807. Therefore, our CEO Pay Ratio is approximately 9:1.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the compensation committee nor management used the CEO Pay Ratio measure in making compensation decisions.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Table

The following table presents the total compensation for each person who served as a non-employee member of our board of directors during the fiscal year ended December 31, 2025. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors in 2025 for their services as members of the board of directors. Joshua Cohen and Justin Klee, our Co-Chief Executive Officers, received no additional compensation for their service as directors. See the section titled “Executive Compensation—Executive Compensation Tables—2025 Summary Compensation Table” for more information on the compensation paid to or earned by Messrs. Cohen and Klee as employees for the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	Total ($)
George Mclean Milne Jr., Ph.D.	117,500	101,078	218,578
Daphne Quimi	72,500	101,078	173,578
Paul Fonteyne	67,500	101,078	168,578
Bernhardt Zeiher, M.D.	65,000	101,078	166,078
Karen Firestone	60,000	101,078	161,078

(1)
The amounts reported represent the aggregate grant date fair value of the stock options awarded to the non-employee directors during fiscal year 2025, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 10 to our consolidated financial statements included in our 2025 Annual Report. The amounts reported in this column reflect the accounting cost for the stock options and do not correspond to the actual economic value that may be received upon vesting or exercise of the stock options or any sale of any of the underlying shares of common stock.
(2)
As of December 31, 2025, the non-employee members of our board of directors held the following aggregate number of exercisable and unexercisable options:

	Number of Stock Options Held at Fiscal Year-End
Name	Exercisable (#)	Unexercisable (#)
George Mclean Milne Jr., Ph.D.	71,385	25,000
Daphne Quimi	150,485	25,000
Paul Fonteyne	150,485	25,000
Bernhardt Zeiher, M.D.	34,919	45,834
Karen Firestone	54,027	27,284

(3)
No non-employee member of our board of directors held unvested RSUs as of December 31, 2025.

Non-Employee Director Compensation Policy

In connection with our IPO, our board of directors adopted a non-employee director compensation policy. Our non-employee director compensation policy, as amended (the “non-employee director compensation policy”), is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors.

Under the policy, each director who is not an employee was paid cash compensation as set forth below for the 2025 fiscal year:

Position	Annual Retainer
Members (other than chair)	$45,000
Retainer for chair	$82,500
Audit Committee:
Members (other than chair)	$10,000
Retainer for chair	$20,000
Compensation Committee:
Members (other than chair)	$7,500
Retainer for chair	$15,000
Nominating and Corporate Governance Committee:
Members (other than chair)	$5,000
Retainer for chair	$10,000
Science and Technology Committee:
Members (other than chair)	$7,500
Retainer for chair	$15,000

In addition, the non-employee director compensation policy provides that, upon initial election to our board of directors, each non-employee director will be granted an equity award of stock options to purchase the lesser of (x) a stock option with a grant date fair value of $570,000 or (y) a stock option to purchase 50,000 shares (the “Initial Grant”). The Initial Grant will vest one-third on the first anniversary of the date of grant, and the remaining two-thirds will vest in equal monthly installments over two years, provided, however, that all vesting shall cease if the director resigns from the board of directors or otherwise ceases to service as our director. Furthermore, on the date of each of our annual meeting of stockholders, each non-employee director who continues as a non-employee director following such meeting will be granted an annual equity award of stock options to purchase the lesser of (x) a stock option with a grant date fair value of $285,000 or (y) a stock option to purchase 25,000 shares (the “Annual Grant”). The Annual Grant will vest in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the date of the next annual meeting; provided, however, that all vesting shall cease if the director resigns from the board of directors or otherwise ceases to serve as a director, unless the board of directors determines that the circumstances warrant continuation of vesting. In addition, all vested options remain exercisable for twelve (12) months if the director resigns from the board of directors or otherwise ceases to serve as a director. Notwithstanding the foregoing, if an outside director was initially elected to the board of directors within twelve (12) months preceding the annual meeting, then such outside director shall receive an Annual Grant that is pro-rated on a monthly basis for time serving as an outside director.

In January 2026, our board of directors amended the non-employee director compensation policy, effective as of January 1, 2026, to (i) increase the limit on initial equity awards to 62,000 shares from 50,000 shares, and (ii) increase the annual equity awards to 31,000 shares from 25,000 shares. The board of directors adopted these changes to better align the total annual compensation of our directors with the median of our peer group.

Upon a “sale event” (as defined in our 2022 Plan), all outstanding Initial Awards and Annual Awards held by outside directors fully accelerate and become fully vested and exercisable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2024, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less than $120,000, one percent of the average of our total assets on December 31, 2024 and 2025) and in which any director, executive officer, holder of more than five percent of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Employment Agreements

See the section titled “Executive Compensation—Employment Arrangements with our Named Executive Officers” for a further discussion of these arrangements.

Indemnification Agreements

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we enter into indemnification agreements with our officers and directors that may be broader in scope than the specific indemnification provisions contained in the Delaware General Corporation Law. See “Limitation of Liability and Indemnification of Officers and Directors” below for additional information regarding these agreements.

Limitation of Liability and Indemnification of Officers and Directors

As permitted by Delaware law, provisions in our certificate of incorporation and bylaws limit or eliminate the personal liability of directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, a director exercises an informed business judgment based on all material information reasonably available to him or her. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•
any breach of the director’s duty of loyalty to us or our stockholders;
•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
any act related to unlawful stock repurchases, redemptions or other distributions or payments of dividends; or
•
any transaction from which the director derived an improper personal benefit.

These limitations of liability do not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as injunctive relief or rescission. These provisions will not alter a director’s liability under other laws, such as the federal securities laws or other state or federal laws. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Delaware law, our bylaws provide that:

•
we will indemnify our directors, officers and, in the discretion of our board of directors, employees and other agents to the fullest extent permitted by law;
•
we must advance expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers, employees and other agents, in connection with a legal proceeding relating to their service for or on behalf of us, subject to limited exceptions; and
•
the rights provided in our bylaws are not exclusive.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director or officer, then the liability of our directors or officers will be so eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit such indemnification. We have obtained such insurance.

In addition to the indemnification provided for in our certificate of incorporation and bylaws, we have entered into indemnification agreements with our directors and executive officers. These indemnification agreements require us, among other things, to indemnify our directors and executive officers for some expenses, including attorneys’ fees, expenses, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of his service as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 10, 2026 by:

•
each of our directors;
•
each of our Named Executive Officers;
•
all of our directors and executive officers as a group; and
•
each person, or group of affiliated persons, who is known by us to beneficially own greater than 5% of our common stock.

The column entitled “Shares Beneficially Owned” is based on a total of 111,085,857 shares of our common stock outstanding as of April 10, 2026.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 10, 2026 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated below, the address for each natural person listed below is c/o Amylyx Pharmaceuticals, Inc., 55 Cambridge Parkway, Suite 6W, Cambridge, MA 02142.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percentage
> 5% Stockholders:
FMR LLC (1)	16,468,419	14.8%
Perceptive Advisors LLC (2)	8,952,365	8.1%
BlackRock, Inc (3)	7,783,648	7.0%
TCG Crossover GP II, LLC (4)	6,243,812	5.6%
The Vanguard Group (5)	5,804,912	5.2%
Commodore Capital LP (6)	5,650,000	5.1%
Named Executive Officers and Directors:
Joshua Cohen (7)	4,497,039	4.0%
Justin Klee (8)	4,496,972	4.0%
James Frates (9)	1,001,752	*
Camille L. Bedrosian, M.D. (10)	461,418	*
George Mclean Milne Jr., Ph.D. (11)	909,266	*
Paul Fonteyne (12)	179,432	*
Daphne Quimi (13)	180,485	*
Karen Firestone (14)	144,411	*
Bernhardt Zeiher, M.D. (15)	76,864	*
All executive officers and directors as a group (10 persons) (16)	12,525,064	10.9%

* Represents beneficial ownership of less than one percent.

(1)
Based on a Schedule 13G/A filed with the SEC on February 5, 2026 by FMR LLC (“FMR”) and Abigail P. Johnson. FMR directly holds 16,468,419 shares of common stock. Ms. Johnson is the Chairwoman and Chief Executive Officer of FMR LLC. The address of the principal business office of FMR and Ms. Johnson is 245 Summer Street, Boston, MA 02210.
(2)
Based on a Schedule 13G/A filed with the SEC on November 14, 2025 by Perceptive Advisors LLC (“Perceptive Advisors”), Joseph Edelman and Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”). Neither Perceptive Advisors nor Mr. Edelman directly holds any common stock. The Master Fund directly holds 8,952,365 shares of common stock. Perceptive Advisors serves as the investment manager to the Master Fund. Mr. Edelman is the managing member of Perceptive Advisors. The address of the principal business office of Perceptive Advisors, Mr. Edelman and the Master Fund is 51 Astor Place, 10th Floor, New York, NY 10003.
(3)
Based on a Schedule 13G/A filed with the SEC on January 21, 2026 by BlackRock, Inc. (“BlackRock”). The address of the principal business office of BlackRock is 50 Hudson Yards, New York, NY 10001.
(4)
Based on a Schedule 13G/A filed with the SEC on February 17, 2026 by TCG Crossover Fund II, L.P. (“TCG Crossover II”), TCG Crossover GP II, LLC (“TCG Crossover GP II” and together with TCG Crossover II, “TCG”) and Chen Yu. The address of the principal business office of TCG and Chen Yu is 245 Lytton Ave., Suite 350, Palo Alto, CA 94301.

(5)
Based on a Schedule 13G filed with the SEC on January 30, 2026 by The Vanguard Group (“Vanguard”). The address of the principal business office of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. In a Schedule 13G/A filed by Vanguard on March 26, 2026, Vanguard subsequently reported that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by various Vanguard subsidiaries and/or business divisions. Vanguard also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with Vanguard will report beneficial ownership separately (on a disaggregated basis).
(6)
Based on a Schedule 13G filed with the SEC on November 17, 2025 by Commodore Capital LP (the “Firm”), Commodore Capital Master LP (“Commodore Master”), Robert Egen Atkinson, and Michael Kramarz. Neither the Firm, Mr. Atkinson, nor Mr. Kramarz hold any common stock. Commodore Master directly holds 5,650,000 shares of common stock. The Firm serves as the investment manager to Commodore Master. Mr. Atkinson and Mr. Kramarz are the managing partners of the Firm. The address of the principal business office of the Firm, Mr. Atkinson, and Mr. Kramarz is 444 Madison Avenue, Floor 35, New York, NY 10022. The address of the principal business office of Commodore Master is PO Box 309, Grand Cayman KY1-1104, Cayman Islands.
(7)
Consists of (i) 3,583,548 shares of common stock and (ii) 913,491 shares of common stock underlying stock options exercisable within 60 days of April 10, 2026.
(8)
Consists of (i) 3,583,481 shares of common stock and (ii) 913,491 shares of common stock underlying stock options exercisable within 60 days of April 10, 2026.
(9)
Consists of (i) 261,628 shares of common stock and (ii) 740,124 shares of common stock underlying stock options exercisable within 60 days of April 10, 2026.
(10)
Consists of (i) 265,285 shares of common stock and (ii) 196,133 shares of common stock underlying stock options exercisable within 60 days of April 10, 2026.
(11)
Consists of (i) 812,881 shares of common stock and (ii) 96,385 shares of common stock underlying stock options exercisable within 60 days of April 10, 2026.
(12)
Consists of (i) 3,947 shares of common stock and (ii) 175,485 shares of common stock underlying stock options exercisable within 60 days of April 10, 2026.
(13)
Consists of (i) 5,000 shares of common stock and (ii) 175,485 shares of common stock underlying stock options exercisable within 60 days of April 10, 2026.
(14)
Consists of (i) 63,100 shares of common stock and (ii) 81,311 shares of common stock underlying stock options exercisable within 60 days of April 10, 2026.
(15)
Consists of (i) 10,000 shares of common stock and (ii) 66,864 shares of common stock underlying stock options exercisable within 60 days of April 10, 2026.
(16)
Includes options to purchase 3,727,104 shares of common stock exercisable within 60 days of April 10, 2026 held by executive officers and directors.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the qualifications, independence and performance of the Company’s independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and (4) the performance of the Company’s internal audit function.

Management is responsible for the preparation of the Company’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”), and issuing reports thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements of the Company for the fiscal year ended December 31, 2025. The audit committee also discussed with the applicable requirements of the PCAOB and the SEC. In addition, the audit committee has received written disclosures and the letter from the independent registered public accounting firm as required by applicable requirements of PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements of the Company be included in the Company’s 2025 Annual Report that was filed with the SEC.

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF AMYLYX PHARMACEUTICALS, INC.

Daphne Quimi, Chairperson
George Mclean Milne Jr., Ph.D.
Karen Firestone

April 23, 2026

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Amylyx Pharmaceuticals, Inc., 55 Cambridge Parkway, Suite 6W, Cambridge, MA 02142, Attention: Corporate Secretary, telephone: +1 (617) 682-0917. If you want to receive separate copies of the proxy statement or the annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our proxy statement for the 2027 annual meeting must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 24, 2026. However, if the date of the 2027 annual meeting is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2027 annual meeting. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Amylyx Pharmaceuticals, Inc., 55 Cambridge Parkway, Suite 6W, Cambridge, MA 02142, Attention: Corporate Secretary. We also encourage you to submit any such proposals via email to investors@amylyx.com.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made. For stockholder proposals to be brought before the 2027 annual meeting, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than February 4, 2027 and no later than March 6, 2027. Stockholder proposals and the required notice should be addressed to Amylyx Pharmaceuticals, Inc., 55 Cambridge Parkway, Suite 6W, Cambridge, MA 02142, Attention: Corporate Secretary. In addition to the requirements set forth above, stockholders who intend to solicit proxies in support of a shareholder nominee must also comply with the additional requirements of Rule 14a-19(b).

For the Annual Meeting, our bylaws require that for a stockholder’s proposal to be brought before the meeting, a stockholder’s notice must be received by our Corporate Secretary at our principal executive offices not later than the close of business on the later of the 90th day prior to the scheduled date of such Annual Meeting or the 10th day following the day on which public announcement of the date of such Annual Meeting is first made.

ANNUAL REPORT ON FORM 10-K

Our Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC, is accessible free of charge on our website at www.amylyx.com. The Form 10-K contains our audited consolidated balance sheets as of December 31, 2025 and 2024. You can request a copy of our Form 10-K free of charge by sending a written request to Amylyx Pharmaceuticals, Inc., 55 Cambridge Parkway, Suite 6W, Cambridge, MA 02142, Attention: Corporate Secretary. Please include your contact information with the request.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/AMLX or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/AMLX 2026 Annual Meeting Proxy Card • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.• Proposals — The Board of Directors recommends a vote FOR all the nominees listed, and FOR Proposals 2 and 3. A 1. Election of Directors: To elect the following persons to our board of directors, each to serve as a Class II director until the 2029 Annual Meeting of Stockholders and until their successor has been duly elected and qualified, or until such director’s earlier death, resignation or removal: For Withhold For Withhold 01 -George Mclean Milne Jr., Ph.D. 02 -Paul Fonteyne For Against Abstain For Against Abstain 2. To ratify the appointment of Deloitte & Touche LLP as our 3. To approve, on a non-binding, advisory basis, the compensation independent registered public accounting firm for the fiscal of our named executive officers. year ending December 31, 2026. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX 049Y6B

The 2026 Annual Meeting of Stockholders of Amylyx Pharmaceuticals, Inc. will be held on Thursday, June 4, 2026 at 9:00 a.m. ET, virtually via the internet at meetnow.global/M75QLG2. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/AMLX Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/AMLX • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.• Amylyx Pharmaceuticals, Inc. Notice of 2026 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 4, 2026 Joshua Cohen, Justin Klee, and James Frates (the “Proxies”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Amylyx Pharmaceuticals, Inc. to be held on June 4, 2026 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees listed in Proposal 1, and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Non-Voting Items C Change of Address — Please print new address below. Comments — Please print your comments below.